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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Reliance Steel & Aluminum Co.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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RELIANCE
STEEL & ALUMINUM CO.

2021 NOTICE OF MEETING AND PROXY STATEMENT

350 South Grand Avenue, Suite 5100
Los Angeles, California 90071
(213) 687-7700

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME AND PLACE	RECORD DATE

May 19, 2021 10:00 a.m. PDT Electronically via live webcast accessible at www.virtualshareholdermeeting.com/RS2021	Only stockholders at the close of business on March 26, 2021 are entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

ITEMS OF BUSINESS

1	To elect the ten directors nominated by our Board of Directors to hold office until our next annual meeting and until his or her successor is elected and qualified.
2	To consider a non-binding, advisory vote to approve the compensation of the Company's named executive officers.
3	To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for 2021.
4	To transact such other business, if any, as properly comes before the meeting or any adjournment thereof.

    These items of business are more fully described in the accompanying proxy statement.

PROXY VOTING

INTERNET Visit the website noted on your proxy card to vote online.	BY TELEPHONE Use the toll-free telephone number on your proxy card to vote by telephone.	BY MAIL Sign, date, and return your proxy card in the enclosed envelope to vote by mail.

As with last year's annual meeting, this year's meeting will be a completely "virtual" meeting of stockholders. You can attend the Annual Meeting online, vote your shares electronically, and submit your questions during the Annual Meeting by visiting at www.virtualshareholdermeeting.com/RS2021. An audio recording of the Annual Meeting will be available on the Investors section of our website at investor.rsac.com after the meeting.

Your vote is important. Whether or not you plan to participate in the Annual Meeting, it is important that your shares be represented, and we hope you will vote as soon as possible.

To make it easier, you may vote on the Internet or by telephone. The instructions attached to this Notice describe how to use these convenient services. Even if you give your proxy, you have the right to vote electronically if you participate in the Annual Meeting.

By Order of the Board of Directors,

William A. Smith II
Los Angeles, California	Senior Vice President, General Counsel
April 8, 2021	and Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

THIS PROXY STATEMENT, OUR ANNUAL REPORT TO STOCKHOLDERS, OUR 2020 ANNUAL REPORT ON FORM 10-K AND A PROXY FORM FOR VOTING ARE AVAILABLE ONLINE AT WWW.PROXYVOTE.COM BY USING THE 16-DIGIT CONTROL NUMBER PROVIDED TO YOU.

PROXY STATEMENT

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement and in our Annual Report on Form 10-K for the year ended December 31, 2020. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

ANNUAL MEETING OF SHAREHOLDERS

TIME AND PLACE	RECORD DATE

May 19, 2021 10:00 a.m. PDT Electronically via live webcast accessible at www.virtualshareholdermeeting.com/RS2021	Only stockholders at the close of business on March 26, 2021 are entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

PROXY VOTING

INTERNET Visit the website noted on your proxy card to vote online.	BY TELEPHONE Use the toll-free telephone number on your proxy card to vote by telephone.	BY MAIL Sign, date, and return your proxy card in the enclosed envelope to vote by mail.

VOTING MATTERS

PROPOSAL		VOTING RECOMMENDATION	PAGE

1	To elect the ten directors nominated by our Board of Directors to hold office until our next annual meeting and until his or her successor is elected and qualified.	FOR each nominee	18
2	To consider a non-binding, advisory vote to approve the compensation of the Company's named executive officers.	FOR	19
3	To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for 2021.	FOR	20
4	To transact such other business, if any, as properly comes before the meeting or any adjournment thereof.

RELIANCE STEEL & ALUMINUM CO.    1

PROXY SUMMARY

VOTING AND PARTICIPATION AT THE MEETING

Stockholders as of the close of business on the record date of March 26, 2021 (the "Record Date") are entitled to vote at the Annual Meeting. A list of these stockholders is available at the principle executive offices of the Company in Los Angeles, California. Each share of common stock is entitled to one vote on each matter to be voted on. Voting may be done over the Internet, by telephone, by completing and mailing the proxy card, or electronically at the Annual Meeting. Additional information including information about voting by beneficial holders who hold shares through a bank, broker or financial institution is provided under "Voting Information" on page 15 and "Information Concerning Our Common Stock" on page 17.

We hope you will participate in the meeting by accessing our live webcast. If you do, you will need the 16-digit control number included on your proxy card, on your Notice of Internet Availability of Proxy Materials or on the instructions that accompanied your proxy materials. If you are a beneficial holder, you may also vote electronically at the meeting by using the 16-digit control number included on the voting instruction form provided by your broker. If you are a beneficial holder but do not have a control number, you may gain access to the meeting by contacting your broker or by following the instructions included with your proxy materials. Even if you plan to participate in the meeting by live webcast, we encourage you to vote your shares in advance of the Annual Meeting date.

VIRTUAL STOCKHOLDER MEETING

As with last year's annual meeting, this year's meeting will be a completely "virtual" meeting of stockholders. If you were a stockholder as of the close of business on the Record Date, you can attend the Annual Meeting online, vote your shares electronically, and submit your questions and view our list of stockholders as of the Record Date during the Annual Meeting, by visiting www.virtualshareholdermeeting.com/RS2021. You will need to have your 16-digit control number included on your Notice Regarding the Availability of Proxy Materials (the "Notice of Internet Availability") or your proxy card (if you received a printed copy of the proxy materials) to join the Annual Meeting. The meeting webcast will begin promptly at 10:00 a.m. Pacific Daylight Time. Online check-in will begin approximately 15 minutes before then and we encourage you to allow ample time for check-in procedures. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting login page. An audio recording of the Annual Meeting will be available on the Investors section of our website after the meeting.

By hosting the Annual Meeting virtually, we believe we are able to expand access, improve communication and lower costs while reducing the environmental impact of the meeting. This approach also provides for the health and safety of our stockholders, employees and directors in light of the public health and safety considerations posed by the ongoing coronavirus ("COVID-19") pandemic. Additional information about our virtual stockholder meeting, including procedures for submitting questions at the Annual Meeting, is provided under "Virtual Stockholder Meeting" on page 14.

The Company anticipates that the Notice of Internet Availability in connection with these proxy solicitation materials will first be mailed on or about April 8, 2021 to all stockholders entitled to vote at the Annual Meeting and we will post our proxy materials on the website referenced in the Notice of Internet Availability. As more fully described in the Notice of Internet Availability, all stockholders may choose to access our proxy materials on the website referred to in the Notice of Internet Availability or may request to receive a printed set of our proxy materials.

2    2020 PROXY STATEMENT

PROXY SUMMARY

PROXY STATEMENT

Your vote is very important. Reliance's Board of Directors is requesting that you allow your common stock to be represented and voted at the Annual Meeting by the Company's officers (proxies) named on the proxy card. The proxy statement is first being sent and made available to our stockholders on or about April 8, 2021.

CORPORATE GOVERNANCE HIGHLIGHTS(see page 67)

HIGHLIGHTS OF CORPORATE GOVERNANCE

All directors are elected annually by majority of votes cast.	Our stockholders have the right to act by written consent.
The Company has an independent, non-executive Chairman of the Board.	Special meetings may be called by stockholders holding shares entitled to cast not less than 10% in voting power of our outstanding stock.
Clawback and recoupment policies.	Our Bylaws provide our stockholders with a meaningful proxy access right.
Following the annual meeting, we expect 40% of our directors will be women.	Board oversight in executive succession planning.
All of our standing committees of the Board consist solely of independent directors.	No super-majority voting requirements to approve mergers or other business combinations.
Independent directors meet regularly in executive sessions.	No stockholder rights plan or poison pill.
The Board has adopted a policy that directors should not stand for re-election after reaching age 75.	Reliance has adopted a Code of Conduct that applies to all directors, executive officers and senior management.
100% Board and committee meeting attendance in 2020.	Annual Board and committee self-evaluations.
Stock ownership and retention requirements applicable to all directors and officers.	Prohibition of speculative and hedging transactions by all employees and directors.

RELIANCE STEEL & ALUMINUM CO.    3

PROXY SUMMARY

KEY EXECUTIVE COMPENSATION PRACTICES

	WHAT WE DO AND DON'T DO	See Pages
	Strong pay-for-performance compensation structure with approximately 74% of our Chief Executive Officer ("CEO") and 65% of our other named executive officers ("NEOs") target total direct compensation tied to performance metrics.	36 & 46
	Target total direct compensation of our NEOs designed to approximate the market median of our executive compensation peer group when targeted performance levels are achieved.	36
We align executive compensation with the interests of our stockholders	Performance-based equity awards represented 80% of our CEO and President's (and former Chief Financial Officer ("CFO") during 2020) equity awards and 60% of our other NEOs' equity awards.	40
	Clawback and recoupment policy for cash and equity compensation.	56
	Stock ownership and retention requirements applicable to all directors and corporate officers, including our NEOs.	56

Our executive compensation program is designed to reward	Double trigger provisions for accelerated vesting of equity awards upon a change in control.	56
the Company's executive officers for strong operational and	All NEO performance-based equity awards are tied to a three-year performance target.	40
financial performance and to avoid excessive risk taking	Broad and deep distribution of equity awards throughout management while managing the dilutive impact and expense associated with those awards.	51

	Limited perquisites.	53
	Annual stockholder advisory vote to approve NEO compensation.	19
	Independent compensation committee.	47
	Independent compensation consultant.	47
We adhere to executive	Independent, non-executive Chairman of the Board enhances the effectiveness of the Board's oversight and governance and compensation practices.	72
compensation best practices	All variable compensation plans have caps on plan formulas; no unlimited compensation.	n/a
	Minimum vesting provisions provide that awards must be subject to a minimum one-year vesting period, except with respect to a maximum of 5% of the remaining shares available for grant under the Amended and Restated 2015 Incentive Award Plan (currently 137,990) shares.	n/a
	No employment agreements, severance agreements, change in control/golden parachute agreements or other similar agreements with any executive officer.	54
	No tax gross-ups for perquisites, change in control excise taxes or otherwise.	n/a

4    2020 PROXY STATEMENT

PROXY SUMMARY

	WHAT WE DO AND DON'T DO	See Pages
	No dividends on unvested restricted stock units ("RSUs"). Dividends accrue and are paid only upon vesting subsequent to achievement of the applicable performance criteria.	n/a
	No hedging of Reliance common stock by directors, officers and employees subject to the quarterly trading blackout under our Insider Trading and Securities Compliance Policy.	57
	No pledging of Reliance securities by directors, officers and employees subject to the quarterly trading blackout under our Insider Trading and Securities Compliance Policy.	57
	No incentive plan design or feature which would encourage excessive risk-taking.	n/a
	No share recycling.	n/a
	No acceleration of unvested awards permitted, except for death, disability or termination without cause following a change in control.	n/a

	Froze base salaries at 2019 levels for all corporate officers in 2020 (including our NEOs).	36
Compensation Committee	No change to payout opportunities for 2020.	36
Response to COVID-19	No change to equity award design for 2020.	36
	No mid-cycle adjustments to outstanding equity awards.	n/a

RELIANCE STEEL & ALUMINUM CO.    5

PROXY SUMMARY

CORPORATE RESPONSIBILITY AND SUSTAINABILITY

Reliance has a proud heritage and demonstrated commitment to ethical business practices, sustainability and community engagement. Our commitment to corporate responsibility and sustainability is highlighted in our six core values—People, Diversity, Integrity, Leadership, Service and Partnerships. We have always focused on delivering strong financial results and returns to our stockholders, and we remain committed to doing so in a sustainable manner that respects the communities in which we operate.

Set forth below are some highlights of our corporate responsibility and sustainability initiatives. You can find additional details about these and other related programs on our website at https://www.rsac.com/environmental-social-and-governance. (The information on the Company's website is not part of this proxy statement and is not soliciting material.)

PEOPLE AND DIVERSITY
Rooted in our fundamental commitment to the health, safety and wellness of our employees, their families and the communities in which we live and do business, we leveraged the core values of our culture of safety to respond to the COVID-19 pandemic:
We implemented new, supplemental safety protocols and procedures to promote health and safety and increase awareness, including temperature monitoring, physical distancing and wearing of face coverings in the workplace, enhanced cleaning, sanitation and hygiene practices and detailed contact tracing procedures to identify and isolate potential exposures within the workplace.
We developed and implemented policies and procedures based on new health and safety regulations and standards issued by federal, state and local government agencies as well as the Centers for Disease Control and Prevention and other public health authorities.
Safety and Wellness in Response to COVID-19	We engaged a physician consultant to obtain professional medical advice about the virus and to inform our efforts to reduce risk of COVID-19 exposure to our colleagues and customers in and beyond the workplace.
We leveraged technology and embraced remote work where feasible, and modified the way we conduct many aspects of our business to reduce the number of in-person interactions in and out of the workplace. We significantly expanded the use of virtual interactions in all aspects of our business, including customer facing activities, internal meetings and our annual meeting of stockholders.
We invested in new technologies such as touchless thermal temperature screening devices and contact tracing wristbands to increase safe behavior and mitigate the spread of the virus in our workplaces.
We encouraged our employees to stay home if they did not feel well or might have been exposed to the COVID-19 virus. We adopted policies to address exclusion from the workplace due to COVID-19 illness or known or suspected exposure, and stringent return to work protocols. We implemented a special COVID-19 aid policy providing paid leave for employees impacted by the virus.

6    2020 PROXY STATEMENT

PROXY SUMMARY

PEOPLE AND DIVERSITY
Safety is our top priority and an important element of our day-to-day operational focus. The Company's safety programs are designed around recognized standards with appropriate variations addressing the multiple jurisdictions and regulations, specific hazards and unique working environments of the Company's operations.
Our SMART Safety program focuses on embedding our culture of safety across all of our operations.
We strive to have zero fatalities and no life-threatening or life-altering injuries and illnesses. Our executive team supports a safety management system that includes policies, standard practices and goals at our facilities, including:
• conducting regular safety assessments;
• monitoring best practices and compliance with regulatory requirements;
Worker Safety	• training our employees to improve safety practices;
• integrating video-based safety programs into substantially all Company-owned trucks; and
• maintaining emergency preparedness and response plans.
The Company utilizes a mixture of indicators to assess the health and safety performance of its domestic operations. Lagging indicators include the OSHA Total Recordable Incident Rate ("TRIR"), Recordable Vehicle Incident Rate ("RVIR") and Lost Work Days. In fiscal year 2020, the Company had a TRIR of 1.86, a RIVR of 1.38 and 4,824 Lost Work Days.
Our focus on safety in 2020 resulted in our: (i) TRIR decreasing 23%; (ii) DVIR decreasing 15%; and (iii) Lost Work Days decreasing 23%. Lowering our incident rate means fewer people were injured and fewer lives were impacted.

To help attract and retain the best employees, we offer competitive compensation and benefits. In addition to base salaries, our compensation programs can include annual bonuses, stock-based compensation awards, a 401(k) plan with employer matching opportunities, healthcare and insurance benefits, health savings and flexible spending accounts.
Employee Wellness	We believe that we provide industry-leading healthcare benefits to our employees and funded approximately 89% of the costs associated with our U.S. employees' health insurance coverage in 2020.
As part of our comprehensive benefits offering, we provide employees and their covered spouses/domestic partners with on-site health screenings, individualized assessments and personalized wellness coaching. This one-on-one program integrates phone and mail-based communications and is designed to support employees' physical and mental health by providing individualized tools and coaching resources to help them improve or maintain their health status and encourage engagement in healthy behaviors.

RELIANCE STEEL & ALUMINUM CO.    7

PROXY SUMMARY

PEOPLE AND DIVERSITY
We believe that superior Company performance requires contributions from a variety of employee experiences, backgrounds, and characteristics.
We are committed to providing fair and unbiased opportunities and hiring, developing and supporting a diverse and inclusive workplace.
Diversity, Equity and Inclusion	Following the annual meeting, we expect women will compromise 40% of our Board and serve in several key executive leadership roles at the Company, including: President; Vice President, Corporate Initiatives; Vice President, Chief Information Officer; and Vice President, Tax.
Three of the last four new directors nominated to the Board are women.
Our commitment to diversity and inclusion is also reinforced by the Code of Conduct, which forbids employment discrimination or harassment based on race, color, sex (including pregnancy, childbirth, and related medical conditions), national origin, religion, age, disability, genetic information, veteran status, sexual orientation, marital status, or any other characteristic protected by applicable law.

8    2020 PROXY STATEMENT

PROXY SUMMARY

INTEGRITY AND LEADERSHIP
Our Company-wide ethics and compliance program is designed to ensure that integrity guides our business every day, and in every decision we make.
Ethics	Our entire workforce is required to adhere to our ethics policies and procedures, and to comply with all applicable laws and regulations.

The Reliance Code of Conduct and our Anti-Bribery and Anti-Corruption Policy apply to all Company directors, officers, and employees.
Our Code of Conduct and related policies set forth expectations regarding how we conduct business worldwide.
Training on the Code of Conduct and Anti-Bribery and Anti-Corruption Policy is assigned to all new colleagues upon hire and to existing colleagues regularly.
Code of Conduct and Related Policies Promoting Ethical Behavior	We maintain a confidential hotline and website to allow persons to report, without fear of retaliation, any inappropriate acts or omissions relating to our policies and practices. The hotline and website are provided by an independent third-party and are available worldwide and are translated into the local languages of our operations. All hotline and website reports/inquiries are administrated by the Vice President, Enterprise Risk. To date, these reports/inquiries have primarily related to employee human resources with a lesser number of safety and financial reports. The Audit Committee is informed of all hotline/website reports and any matters, whether through the hotline, website, management, or otherwise, involving accounting, internal control, or auditing matters.
The Reliance Policy on U.S. Political Activity and Spending Practices requires that all political contributions, payments or other support to U.S. political parties, committees or candidates from corporate funds must be made in accordance with applicable campaign finance laws. Company funds or resources cannot be used for, or be contributed to, political campaigns or practices under any circumstances unless pre-approved by the Company's General Counsel. However, it is acceptable for Company employees to make lawful personal political contributions as the Company supports its employees becoming involved in the political process and their communities.

RELIANCE STEEL & ALUMINUM CO.    9

PROXY SUMMARY

INTEGRITY AND LEADERSHIP
We are committed to mitigating the impact that our products and operations may have on the environment.
As a distributor and "first-stage" processor of metal products, our operations, by their nature, have a limited environmental impact as we do not emit significant amounts of carbon dioxide or other greenhouse gases.

Our operations utilize steel and aluminum, which are inherently sustainable products, as they (i) are some of the most commonly-recycled materials in the United States and (ii) can be 100% recycled without loss of quality.

In 2020, we reintroduced over 430 million pounds of recycled scrap material into the manufacturing life cycle.
Environment and Sustainability	The majority of our trucking fleet utilizes late model energy-efficient diesel tractors that consume less fuel and reduce emissions.
We use propane fuel to operate our forklifts.
We believe that our fleet of approximately 1,670 trucks (some of which are leased) is one of the Company's largest sources of greenhouse gas ("GHG") emissions. Calculating GHG emissions in accordance with methodologies outlined by the GHG protocol show that in 2020, the Company's domestic fleet of trucks (which represents over 97% of the Company's entire truck fleet) emitted approximately 123,000 metric tons of GHG emissions, compared to approximately 130,000 metric tons in 2019 and 133,000 metric tons in 2018. We believe the decrease in GHG emissions from our fleet in 2020 was largely due to the significant decline in demand for the products we sell as a result of COVID-19.
In 2021, the Company has budgeted over $1.5 million for the installation of solar power equipment at its operating facilities.
In the last three years, the Company has invested approximately $4 million on energy efficient lighting for its facilities.

10    2020 PROXY STATEMENT

PROXY SUMMARY

SERVICE AND PARTNERSHIPS
Reliance is committed to investing in and enriching the communities in which we live and work.
Giving back to those in need and enriching people's lives is a deep-rooted philosophy embedded in our corporate culture that extends to our employees around the world, including by:
• supporting local charities by matching certain fundraising efforts of our subsidiaries and divisions;
Community Service	• acting as a corporate sponsor of the September 11 National Day of Service and Remembrance; and
• supporting non-profit organizations that provide veterans and transitioning armed services members with advanced manufacturing training.
Our dedication to each and every member of our Family of Companies is the foundation for "Reliance Cares," our emergency assistance fund dedicated to supporting employees impacted by natural disasters.

Through employee funded contributions, matched dollar-for-dollar by Reliance, we have been able to provide 380 grants to employees (including over 140 grants to support employees and their families responding to COVID-19 related personal impacts) since the inception of Reliance Cares in 2017.

RELIANCE STEEL & ALUMINUM CO.    11

PROXY SUMMARY

BOARD NOMINEES (see page 17)

Committee Memberships

Name and Occupation	Independent	Audit	Compensation	Nominating Governance	Other Public Company Boards

SARAH J. ANDERSON Retired Partner, Ernst & Young LLP					American States Water Company

LISA L. BALDWIN Chief Information Officer, Tiffany & Co.

KAREN W. COLONIAS President and Chief Executive Officer, Simpson Manufacturing Co., Inc.					Simpson Manufacturing Co., Inc.

JOHN G. FIGUEROA Chairman and Chief Executive Officer, Carepathrx					Apria, Inc.

JAMES D. HOFFMAN Chief Executive Officer, Reliance Steel & Aluminum Co.

MARK V. KAMINSKI* Executive Chairman, Graniterock

KARLA R. LEWIS President, Reliance Steel & Aluminum Co.					Nominee to The Goodyear Tire & Rubber Company Board of Directors

ROBERT A. MCEVOY Retired Managing Director, Goldman Sachs

ANDREW G. SHARKEY, III Former President and Chief Executive Officer, American Iron and Steel Institute

DOUGLAS W. STOTLAR Former President and Chief Executive Officer, Con-Way, Inc.					LSC Communications, Inc. and AECOM

  Member       Chair      *    Non-executive Chairman of the Board of Directors

12    2020 PROXY STATEMENT

PROXY SUMMARY

VOTING MATTERS AND RECOMMENDATIONS

Proposal		Board Recommendation	Page
	ELECTION OF DIRECTORS:
1	The Board and the Nominating and Governance Committee believe that the combination of the various qualifications, skills and experiences of the director nominees will contribute to an effective and well-functioning Board and that, individually and as a whole, the director nominees possess the necessary qualifications and diversity to provide effective oversight of and quality advice and counsel to the Company's management.	FOR the election of all named nominees	18

	ADVISORY VOTE ON THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS:
2	We manage our business with the long-term objective of creating and maximizing value for our stockholders. Our pay-for-performance philosophy is aligned with and supports this objective. We are asking our stockholders to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement.	FOR	19

	RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM:
3	The Audit Committee selected KPMG LLP to serve as the Company's independent registered public accounting firm for 2021. KPMG LLP has served in this role since 2008. Stockholders will be asked to ratify and approve this selection at the Annual Meeting.	FOR	20

RELIANCE STEEL & ALUMINUM CO.    13

VIRTUAL STOCKHOLDER MEETING

As with last year's annual meeting, this year's meeting will be a completely "virtual" meeting of stockholders. If you were a stockholder as of the close of business on the Record Date of March 26, 2021, you can attend the Annual Meeting online, vote your shares electronically, and submit your questions and view our list of stockholders as of the Record Date during the Annual Meeting, by visiting www.virtualshareholdermeeting.com/RS2021.

You will need to have your 16-digit control number included on your Notice Regarding the Availability of Proxy Materials (the "Notice of Internet Availability"), your proxy card (if you received a printed copy of the proxy materials) or, for beneficial holders, the voter instruction form provided by your broker to join the Annual Meeting. If you are a beneficial holder but do not have a control number, you may gain access to the meeting by contacting your broker or by following the instructions included with your proxy materials. The meeting webcast will begin promptly at 10:00 a.m. Pacific Daylight Time. Online check-in will begin approximately 15 minutes before then and we encourage you to allow ample time for check-in procedures. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.

We will also make the Annual Meeting accessible to anyone who is interested, including employees and other constituents, by visiting the same link at www.virtualshareholdermeeting.com/RS2021. Non-stockholder guests will not be permitted to vote or submit questions at the Annual Meeting.

Submitting questions at the Annual Meeting

You can submit questions electronically at the Annual Meeting during the webcast. During the live Q&A session of the meeting, members of our senior leadership will answer questions as they come in, as time permits. We have designed our virtual meeting such that stockholders have equivalent rights to participate and ask and hear management's responses to appropriate questions as they had at our prior in-person meetings. As was the case at our prior in-person meetings, to ensure the meeting is conducted in a manner that is fair to all stockholders, the Chairman (or such other person designated by our Board) may exercise broad discretion in recognizing stockholders who wish to participate, the order in which questions are asked and the amount of time devoted to any one question. We also reserve the right to edit or reject questions we deem personal, profane or otherwise inappropriate. Detailed guidelines for submitting written questions during the meeting are available at www.virtualshareholdermeeting.com/RS2021. An audio recording of the Annual Meeting will be available on the Investors section of our website after the meeting.

If you have technical difficulties or trouble accessing the virtual meeting

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting login page.

14    2020 PROXY STATEMENT

VOTING INFORMATION

We are furnishing this proxy statement to the holders of our common stock in connection with the solicitation of proxies on behalf of our Board of Directors for use at the Annual Meeting.

The Board of Directors selected Arthur Ajemyan, our Vice President, Chief Financial Officer, and William A. Smith II, our Senior Vice President, General Counsel and Corporate Secretary, or their designees, to be named as proxyholders to vote the shares of common stock represented by the proxies at the Annual Meeting. Reliance will pay the cost to solicit the proxies. The Board of Directors will solicit proxies by mail, by telephone, and electronically via the Internet. In addition, certain of our officers and agents may solicit proxies by telephone, email and personal interview (the cost of which will be nominal). We expect that banks, brokerage houses and other custodians, nominees and fiduciaries will forward soliciting material to beneficial owners and obtain authorizations to execute proxies. We will reimburse the reasonable out-of-pocket expenses they incur to forward our proxy materials. We have retained D.F. King & Co., Inc. ("D.F. King") to assist in the distribution and solicitation of proxies. Based on our agreement with D.F. King, we anticipate paying fees of approximately $10,000, plus-out-of-pocket expenses, for these services. Your bank, broker or financial institution is not able to vote on your behalf for the election of directors or on any compensation or incentive award plan matter unless you provide specific instructions by completing and returning a proxy or voting instruction form or by following instructions provided to you by your bank, broker or financial institution to vote your shares which often include instructions on how to vote your shares via telephone or the Internet. Voting your shares is important to ensure that you have a say in the governance of our Company.

We intend only the three matters described in this proxy statement to be presented at the Annual Meeting. However, we may also transact any other business that properly comes before the meeting or any adjournments thereof.

Unless you instruct us otherwise on the proxy, each proxy will be voted FOR the election of all of the nominees named herein as directors, FOR the approval of the compensation of the Company's named executive officers, and FOR the ratification of KPMG LLP as our independent registered public accounting firm for 2021.

We intend to make this proxy statement and accompanying material available to each stockholder on the Internet beginning on or about April 8, 2021. An annual report, including a letter to the stockholders from the Chief Executive Officer and the President, and an Annual Report on Form 10-K, also will be available electronically. Some stockholders will receive these materials by mail and other stockholders may request copies of these materials at no cost. The annual report and stockholder letter are not incorporated in, and are not a part of, this proxy statement and do not constitute proxy-soliciting material.

If you are a stockholder of record and execute a proxy or submit a proxy via the Internet or telephone, the proxy may be revoked at any time before it is voted:

  •
  by filing with our Corporate Secretary either an instrument revoking the proxy or a proxy bearing a later date, duly executed in either case; or
  •
  by voting electronically at the virtual meeting.

Any written instrument or later dated proxy should be sent or delivered to the Corporate Secretary at the address shown on the first page above and must be received prior to the Annual Meeting.

In addition, prior to the deadline for Internet or telephone voting, you may change your vote using the Internet or telephone method, in which case only your latest Internet or telephone proxy submitted before the deadline will be counted.

RELIANCE STEEL & ALUMINUM CO.    15

VOTING INFORMATION

If you hold your shares through a broker, bank, financial institution, or other nominee, then you are a beneficial holder, and you may change your vote by complying with the procedures contained in the voting instructions provided to you by your broker, bank, financial institution or other nominee.

Even if you currently plan to participate in the Annual Meeting, the Company recommends that you also submit your proxy as described above so your vote will be counted if you later decide not to participate at the Annual Meeting. If you submit your vote by proxy and later decide to vote electronically at the Annual Meeting, the vote you submit at the Annual Meeting will override your proxy vote.

The presence in person electronically or by proxy of the holders of a majority of the shares entitled to vote at the meeting shall constitute a quorum for the transaction of business. Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present. A broker non-vote occurs when a nominee holding shares for a beneficial owner (i.e., in "street name") does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. We believe that nominees only have discretionary voting power with respect to the ballot item on the ratification of our independent registered public accounting firm.

16    2020 PROXY STATEMENT

INFORMATION CONCERNING OUR COMMON STOCK

Our only voting securities are shares of common stock, par value $0.001 per share. As of the record date of March 26, 2021, we had a total of 63,707,455 shares of common stock issued and outstanding, all of which may be voted at the Annual Meeting. Only holders of shares of record on our books at the close of business on the record date will be entitled to vote at the Annual Meeting.

Each nominee for election as a director at the Annual Meeting will only be elected if the votes cast "FOR" such nominee exceed the number of votes cast "AGAINST" such nominee, with abstentions and broker non-votes not counted as either votes "FOR" or "AGAINST" that nominee's election. As required by the Company's Bylaws, in the event that an incumbent director fails to receive a majority of votes cast in an uncontested election, such incumbent director is required to submit his or her resignation to the Board of Directors within ten calendar days of the date of the certification of the election results. Pursuant to the procedures set forth in the Bylaws, the Nominating and Corporate Governance Committee will make a recommendation to the Board of Directors within ten calendar days as to whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will then act on the resignation, taking into account the Nominating and Corporate Governance Committee's recommendation, and the Company will publicly disclose such decision by the Board of Directors with respect to the director nominee. Each of the Nominating and Corporate Governance Committee, in making its recommendation, and the Board of Directors, in making its decision, may consider any factors and other information that they consider appropriate and relevant. A director who tenders his or her resignation is not permitted to participate in the recommendation of the Nominating and Corporate Governance Committee or the decision of the Board of Directors with respect to his or her resignation.

The affirmative vote of a majority of votes present in person electronically or by proxy and entitled to vote on the matter is required to (i) approve, on a non-binding advisory basis, the compensation of the named executive officers; and (ii) ratify the engagement of KPMG LLP as our independent registered public accounting firm for 2021. Accordingly, abstentions will count as votes "AGAINST" such proposals.

Broker non-votes will have no effect on Proposal Numbers 1 and 2. Because the ratification of the appointment of KPMG LLP (Proposal No. 3) is considered a "routine" proposal, a broker holding shares as the nominee for a beneficial owner may vote for the proposal without voting instructions and, accordingly, we do not expect there to be any broker non-votes on Proposal No. 3.

RELIANCE STEEL & ALUMINUM CO.    17

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH NOMINEE AS A DIRECTOR.

The Board proposes that ten directors, eight of whom are independent, be elected to hold office until the 2022 Annual Meeting of Stockholders and until their successors have been elected and qualified, subject to their earlier death, resignation or removal. Mr. Hoffman and Mrs. Lewis are not considered independent directors because Mr. Hoffman is our Chief Executive Officer and Mrs. Lewis is our President.

The Board possesses a broad range of qualifications and skills that facilitate strong oversight of the Company's management and strategy. The following matrix identifies the primary skills that the Corporate Governance and Nominating Committee and the Board considered in connection with the re-nomination of the current directors.* For additional information regarding each nominee, see "Board of Directors and Management" beginning on page 22.

	Sarah J. Anderson	Lisa L. Baldwin	Karen W. Colonias	John G. Figueroa	James D. Hoffman	Karla R. Lewis	Mark V. Kaminski	Robert A. McEvoy	Andrew G. Sharkey, III	Douglas W. Stotlar

Senior leadership experience
Accounting/financial experience
Other public company board experience
Operational management
Capital markets/banking
Mergers and Acquisitions
Information Technology/Cybersecurity
Industry Experience
Military Veteran

*
The absence of a mark does not necessarily indicate that the director does not possess that qualification or skill.

A majority of the votes cast is required for the election of directors at the 2021 Annual Meeting. Neither Reliance nor your bank, broker or financial institution is able to vote on your behalf for the election of directors unless you provide specific instructions by completing and returning a proxy or voting instruction form or you follow instructions provided to you by your bank, broker or financial institution, which often include instructions on how to vote your shares via telephone or the Internet.

Our Board of Directors currently has eleven members. David H. Hannah will retire from the Board of Directors effective at the 2021 Annual Meeting, at which time the size of the Board will be reduced to ten members. We expect each nominee for election as a director will serve if elected. If any nominee is not able to serve, proxies may be voted by the proxyholders for substitute nominees, unless the Board of Directors chooses to reduce the number of directors serving on the Board of Directors.

Certain information with respect to each nominee is set forth in "Board of Directors and Management" below. See page 22.

18    2020 PROXY STATEMENT

PROPOSAL NO. 2 - ADVISORY VOTE ON THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS.

We are asking our stockholders to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement. It is Reliance's current policy to provide our stockholders with an opportunity to approve the compensation of our named executive officers each year at the Annual Meeting. Accordingly, we anticipate that the next such vote will occur at the 2022 Annual Meeting of Stockholders.

In voting on this proposal, the Board of Directors encourages you to consider the detailed discussion of compensation matters in the Compensation Discussion and Analysis section, or CD&A, beginning on page 35.

The Board of Directors recommends that stockholders vote FOR the following resolution:

  "RESOLVED, that the stockholders of Reliance Steel & Aluminum Co. approve, on an advisory basis, the compensation paid to Reliance Steel & Aluminum Co.'s named executive officers, as disclosed in the 2021 Proxy Statement pursuant to the Securities and Exchange Commission's compensation disclosure rules, including the CD&A, the Summary Compensation Table and other compensation tables and the accompanying footnotes and narratives and any related material."

Because your vote is advisory, it will not be binding upon the Board. However, the Board values our stockholders' opinions and the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. The affirmative vote of a majority of votes present in person electronically or by proxy and entitled to vote is required to approve this proposal.

Neither Reliance nor your bank, broker or financial institution is able to vote on your behalf to support the Company's executive compensation unless you provide specific instructions by completing and returning a proxy or voting instruction form or you follow instructions provided to you by your bank, broker or financial institution, which often include instructions on how to vote your shares via telephone or the Internet.

RELIANCE STEEL & ALUMINUM CO.    19

PROPOSAL NO. 3 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2021.

KPMG LLP, our independent registered public accounting firm, billed us the fees set forth in the table below for services provided in the last two years.

Audit Fees
2020	$3,730,000
2019	$3,680,000
Audit-Related Fees
2020	$144,000
2019	$147,000
Tax Fees
2020	$17,000
2019	$11,000
All Other Fees
2020	$—
2019	$—

Audit fees relate to services rendered in connection with the audit of our annual financial statements and internal control over financial reporting, quarterly review of financial statements, audit services provided in connection with statutory and regulatory filings, including consents and comfort letters, and discussions surrounding the proper application of financial accounting and/or reporting standards.

Audit-related fees are those fees for services provided by the independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements and not included as audit fees. Tax fees are fees and expenses for professional services rendered by KPMG LLP in connection with U.S. and foreign tax compliance and planning, and consultation and advice on tax examinations.

The Audit Committee approved all of these services in advance. The Audit Committee has adopted a Pre-approval Policy that requires that the Audit Committee approve in advance the services to be provided, the terms of the engagement letter, and all associated fees set forth in such letter for the independent registered public accounting firm. In addition, the Audit Committee will review proposed audit, audit-related, tax and other services that management desires the independent registered public accounting firm to perform to ensure that such services and the proposed fees related to the services will not impair the independent registered public accounting firm's independence and that such services and fees are consistent with the rules established by the Securities and Exchange Commission ("SEC"). Each quarter, the Chief Financial Officer of the Company reports to the Audit Committee which services, if any, were performed and the amount of any fees that were incurred. The Audit Committee has delegated to the Chief Financial Officer the authority to add to, amend or modify the list of services to be provided or the amount of fees to be paid; provided that the Chief Financial Officer will report any action taken to the Audit Committee at its next scheduled meeting and provided further that the fees involved are reasonably expected to be less than $100,000.

20    2020 PROXY STATEMENT

PROPOSAL NO. 3 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee selected KPMG LLP as the Company's independent registered public accounting firm for 2021. KPMG LLP has served as the Company's independent registered public accounting firm since 2008. The Board of Directors ratified this selection.

The Board of Directors believes there are significant benefits to having an independent registered public accounting firm with extensive history with the Company. These benefits include:

  •
  the high quality of their audit work and accounting advice, as a result of their institutional knowledge of our businesses, global operations, key risks, accounting policies, financial systems and internal control framework;

  •
  audit efficiency and effectiveness, resulting in a lower fee structure due to history and familiarity with our businesses; and

  •
  time and expense avoided by management and staff in onboarding a new independent registered public accounting firm.

At the Annual Meeting, stockholders will be asked to ratify and approve this selection. We are not required to have the stockholders ratify the selection of KPMG LLP as our independent registered public accounting firm. Nevertheless we are presenting the selection of KPMG to our stockholders because we believe it is a good corporate practice. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain KPMG LLP, but may still retain the firm. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

A representative of KPMG LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions. The affirmative vote of a majority of shares present in person electronically or by proxy and entitled to vote is required to ratify the selection of KPMG LLP as our independent registered public accounting firm for 2021. Because the ratification of the appointment of KPMG LLP is considered a "routine" proposal, a bank, broker or financial institution holding shares as the nominee for a beneficial owner may vote for the proposal without voting instructions and, accordingly, we do not expect there to be any broker non-votes on this proposal.

RELIANCE STEEL & ALUMINUM CO.    21

BOARD OF DIRECTORS AND MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information regarding our directors and executive officers:

Name	Age	Position with Reliance
James D. Hoffman	62	Chief Executive Officer; Director
Karla R. Lewis	55	President; Director
William K. Sales, Jr.	64	Executive Vice President, Operations
Jeffrey W. Durham	58	Senior Vice President, Operations
Stephen P. Koch	54	Senior Vice President, Operations
Michael P. Shanley	63	Senior Vice President, Operations
William A. Smith II	53	Senior Vice President, General Counsel and Corporate Secretary
Arthur Ajemyan	45	Vice President, Chief Financial Officer
Sarah J. Anderson(1)(3)	70	Director
Lisa L. Baldwin(1)(2)	52	Director
Karen W. Colonias(1)(2)	63	Director
John G. Figueroa(2)(3)	58	Director
David H. Hannah(5)	69	Director
Mark V. Kaminski(1)(4)	65	Director
Robert A. McEvoy(2)(3)	54	Director
Andrew G. Sharkey, III(2)(3)	74	Director
Douglas W. Stotlar(1)(3)	60	Director

(1)
Member of the Audit Committee.

(2)
Member of the Compensation Committee.

(3)
Member of the Nominating and Governance Committee.

(4)
Non-executive Chairman of the Board.

(5)
Mr. Hannah is retiring from the Board and not standing for re-election at the 2021 Annual Meeting. Accordingly, his biography is not presented below.

22    2020 PROXY STATEMENT

BOARD OF DIRECTORS AND MANAGEMENT

DIRECTORS

Sarah J. Anderson
Director Since: 2012 Age: 70 Independent Current Committee Memberships: • Audit (Chair) • Nominating and Governance	Recent Business Experience:

Sarah J. Anderson was appointed a director of Reliance in July 2012. Ms. Anderson retired from Ernst & Young LLP in June 2008 after more than 24 years with the firm, including as an assurance and advisory services partner from 1987 to 2008. Ms. Anderson is a certified public accountant (inactive) and is a member of the AICPA and the California Society of CPAs. Ms. Anderson was appointed by the Governor of California to the California Board of Accountancy for two four-year terms, which ended in 2015, and included tenure as president of the board. Ms. Anderson serves on the board of American States Water Company, a NYSE-listed public company, which has three principal business units: water and electric service, utility operations and contracted services, for which Ms. Anderson serves as the chair of the audit committee. Ms. Anderson also served on the board and as audit committee chair of Kaiser Ventures LLC (the reorganized successor to Kaiser Steel Corporation that filed for bankruptcy protection in 1987) until May 2013 when the company's assets were transferred to a liquidating trust. Ms. Anderson serves on the audit committee of the Orange County Community Foundation and as an emeritus director of Pacific Symphony, a non-profit 501(c)(3) organization for which she served four years as chair of the board. Ms. Anderson also serves on the Board of Trustees of South Coast Repertory, a non-profit 501(c)(3) organization, where she serves as the Vice President of Development. Ms. Anderson serves as Chair of our Audit Committee and as a member of our Nominating and Governance Committee. The Board of Directors has determined that Ms. Anderson is an independent director and that she qualifies as an audit committee financial expert.

Key Qualifications:

Ms. Anderson brings extensive financial and accounting expertise and audit committee experience to our Board of Directors and Audit Committee. Ms. Anderson offers financial experience that enables her to understand and analyze accounting matters and to communicate well with both our internal and external auditors. She keeps abreast of current accounting and financial topics and is able to ask appropriate questions of management and auditors alike. Ms. Anderson understands tax, audit procedures, financial reporting requirements and risk identification and assessment issues and has knowledge of practices at other public companies in other industries through her work as an auditor and board member of another public company.

RELIANCE STEEL & ALUMINUM CO.    23

BOARD OF DIRECTORS AND MANAGEMENT

Lisa L. Baldwin
Director Since: 2019 Age:52 Independent Current Committee Memberships: • Audit • Compensation	Recent Business Experience:

Lisa L. Baldwin was appointed a director of Reliance in October 2019. Ms. Baldwin has been the Chief Information Officer of Tiffany & Co. ("Tiffany"), a luxury jeweler, since 2013. From 2011 to 2013, Ms. Baldwin served as Tiffany's Vice President Strategic Services. Prior to joining Tiffany, Ms. Baldwin served as Vice President Information Services at Coach Inc. ("Coach") from 2008 to 2011. Prior to joining Coach, Ms. Baldwin worked at International Business Machines Corporation ("IBM") from 1997 to 2008 as an information technology consultant in IBM's retail practice. Earlier in her career, Ms. Baldwin worked at PricewaterhouseCoopers as a consultant. Ms. Baldwin serves as a member of our Audit Committee and Compensation Committee. The Board of Directors has determined that Ms. Baldwin is an independent director.

Key Qualifications:

The Board believes that Ms. Baldwin's leadership experience at Tiffany and other firms provides valuable insights on mitigating cyber security risk, incorporating technology into our ongoing operations and utilizing technology-based solutions to streamline our business. Based on her information technology and management experience, she provides valuable insight on risk management, cyber security and internal controls.

24    2020 PROXY STATEMENT

BOARD OF DIRECTORS AND MANAGEMENT

Karen W. Colonias
Director Since: 2016 Age: 63 Independent Current Committee Memberships: • Audit • Compensation	Recent Business Experience:

Karen W. Colonias was appointed a director of Reliance in October 2016. Ms. Colonias has been the President and Chief Executive Officer of Simpson Manufacturing Co., Inc. ("SSD"), a NYSE-listed public company and manufacturer of building materials, since January 2012. Ms. Colonias has also served on SSD's board of directors since 2013. From May 2009 to January 2012, Ms. Colonias served as SSD's Chief Financial Officer, Treasurer and Secretary. Prior to that, Ms. Colonias was Vice President of SSD's global structural product solutions subsidiary, Simpson Strong-Tie Company Inc. and, in that capacity, managed Simpson Strong-Tie's manufacturing facility in Stockton, California from 2004 to 2009. From 1998 to 2009, as SSD's Vice President of Engineering, Ms. Colonias was responsible for Simpson Strong-Tie's research and development efforts. Ms. Colonias joined Simpson Strong-Tie in 1984 as an engineer in the research and development department, where she was responsible for the design and testing of new products and code development. Ms. Colonias serves as a member of our Audit Committee and our Compensation Committee. The Board of Directors has determined that Ms. Colonias is an independent director.

Key Qualifications:

Ms. Colonias is experienced in strategic planning, mergers and acquisitions, facility and plant operations, international business and global finance. Based on her executive experience, including as the Chief Executive Officer of SSD, Ms. Colonias provides valuable insight on the management of the Company and its operations.

RELIANCE STEEL & ALUMINUM CO.    25

BOARD OF DIRECTORS AND MANAGEMENT

John G. Figueroa
Director Since: 2010 Age: 58 Independent Current Committee Memberships: • Compensation (Chair) • Nominating and Governance	Recent Business Experience:

John G. Figueroa was appointed a director of Reliance in October 2010. Mr. Figueroa is the Chairman and Chief Executive Officer of Carepathrx, a company providing innovative pharmacy solutions to Hospital Health Systems centered on end-to-end service for all pharmacy needs including specialty, infusion, and continuous home solutions for all prescriptions. From July 2014 to September 2018, Mr. Figueroa was the Chief Executive Officer of Genoa Healthcare, LLC the leading behavioral health specialty pharmacy in the United States. Mr. Figueroa has served as Chairman of the board of directors of Apria, Inc. ("Apria"), a NASDAQ listed company and one of the nation's leading providers of integrated home medical equipment, since November 2012 and also served as the company's Chief Executive Officer from November 2012 until January 2014. Mr. Figueroa also serves on Apria's compensation committee. From January 2011 until June 2012, Mr. Figueroa served as a director and the Chief Executive Officer of Omnicare, Inc., which was a public company during that time and a leading provider of pharmaceuticals to seniors. From 2006 to December 2010, Mr. Figueroa served as President of the U.S. Pharmaceutical Group of McKesson Corporation, the largest pharmaceuticals distributor in North America. Mr. Figueroa served in other senior management positions with McKesson Corporation from 1997 to 2006. Mr. Figueroa has served as an officer in the United States Army. Mr. Figueroa serves as Chair of our Compensation Committee and as a member of our Nominating and Governance Committee. The Board of Directors has determined that Mr. Figueroa is an independent director.

Key Qualifications:

Mr. Figueroa has developed an expertise in distribution and supply chain management and operations. In August 2010, when he was president of the U.S. Pharmaceutical Group of McKesson, Mr. Figueroa was named the Supply Chain Executive of the Decade by the Global Supply Chain Leaders Group for making significant contributions to the advancement of supply chain management and maintaining sustainable, responsible business practices in global operations. Mr. Figueroa's expertise allows him to assist management in increasing efficiency in and marketing for our distribution operations. Mr. Figueroa's experience in the healthcare industry and mergers and acquisitions provides a different perspective and increased diversity on the Board of Directors.

26    2020 PROXY STATEMENT

BOARD OF DIRECTORS AND MANAGEMENT

James D. Hoffman
Director Since: 2019 Age: 62 Current Committee Memberships: None	Recent Business Experience:

James D. Hoffman was appointed a director of Reliance in October 2019 and became Chief Executive Officer in January 2019. Mr. Hoffman also served as our President from January 2019 until January 2021, when Mrs. Lewis was appointed President. From March 2016 until his promotion to Chief Executive Officer in January 2019, Mr. Hoffman served as our Executive Vice President and Chief Operating Officer. Mr. Hoffman served as the Company's Executive Vice President, Operations since May 2015, and as Senior Vice President, Operations since 2008. Mr. Hoffman served as Executive Vice President and Chief Operating Officer of our subsidiary, Earle M. Jorgensen Company ("EMJ"), from April 2006 to September 2008. Mr. Hoffman was appointed executive vice president of EMJ in 2006, having been a vice president of EMJ since 1996. Mr. Hoffman is a member of the board of directors of the Metals Service Center Institute ("MSCI").

Key Qualifications:

Mr. Hoffman has spent his entire career in the metals service center industry and has been exposed to every operational area of the business. As our Chief Executive Officer, he offers in-depth industry expertise and has developed extensive contacts in the metals service center industry and with mills and other suppliers. As our Chief Executive Officer, Mr. Hoffman analyzes the Company's organic growth initiatives and evaluates potential acquisitions and opportunities to expand our business and has the skills and experience with the day-to-day operations of the Company necessary to guide its strategy. Mr. Hoffman is actively involved in the integration of new acquisitions into the Company's culture.

RELIANCE STEEL & ALUMINUM CO.    27

BOARD OF DIRECTORS AND MANAGEMENT

Mark V. Kaminski
Director Since: 2004 Age: 65 Independent Current Committee Memberships: • Audit	Recent Business Experience:

Mark V. Kaminski was first appointed a director of Reliance in November 2004. Mr. Kaminski was elected our non-executive Chairman of the Board in July 2016, after having served as our Lead Director since January 2015. Mr. Kaminski serves as a director, executive chairman and a member of the audit, nominating and governance, and compensation committees of Graniterock, a privately-held company that provides products and services to the construction industry, and during 2012 served as Chief Executive Officer of Graniterock. Mr. Kaminski was President and Chief Executive Officer and a director of Commonwealth Industries Inc. a then publicly-traded company (now Novelis, Inc.), and manufacturer of aluminum products, from 1991 until his retirement in June 2004. Mr. Kaminski had served in other capacities with Commonwealth Industries Inc. since 1987. Mr. Kaminski also served as a member of our Compensation Committee and our Nominating and Governance Committee until 2019 and serves as a member of our Audit Committee. Mr. Kaminski is a native American, descendant and citizen of the Citizen Potawatomi Nation. The Board of Directors has determined that Mr. Kaminski is an independent director.

Key Qualifications:

Based on his experience as executive chairman of Graniterock and as president and chief executive officer of Commonwealth Industries Inc., where he grew sales from $240 million to $2.5 billion, Mr. Kaminski offers valuable insight in the management of the Company and its growth. During his over 40-year career in the metals and mining industry and as the former chief executive officer of an aluminum producer, he has developed strong contacts with aluminum suppliers and peer companies that are aluminum distributors. Because of his manufacturing background, Mr. Kaminski is also able to provide guidance on improving and maintaining the Company's excellent operational efficiency and safety performance.

28    2020 PROXY STATEMENT

BOARD OF DIRECTORS AND MANAGEMENT

Karla R. Lewis
Director Since: 2021 Age: 55 Independent Current Committee Memberships: None	Recent Business Experience:

Karla R. Lewis was appointed a director and President of Reliance in January 2021. From March 2015 until her promotion to President, Mrs. Lewis served as our Senior Executive Vice President and Chief Financial Officer. Mrs. Lewis joined Reliance in 1992 as Corporate Controller and has held various positions of increasing responsibility since then, including serving as Chief Financial Officer from 1999 until January 2021. She was promoted to Senior Vice President in 2000, Executive Vice President in 2002 and Senior Executive Vice President in 2015. Prior to joining Reliance, Mrs. Lewis, a certified public accountant (inactive) was employed by Ernst & Young LLP (Ernst & Whinney) in various professional staff positions. Mrs. Lewis is currently a nominee for The Goodyear Tire & Rubber Company board of directors.

Key Qualifications:

As the President and former Chief Financial Officer of the Company, Mrs. Lewis has an in-depth knowledge of the Company's operations, financial position and its strategic vision. Mrs. Lewis has been a long-time member of the board of directors of the MSCI and is well respected within the metals service center industry. She has proven her ability to raise debt and equity capital for the Company. Mrs. Lewis is active in overseeing the Company's acquisition strategy and has been involved with 67 acquisitions since our initial public offering in September 1994.

RELIANCE STEEL & ALUMINUM CO.    29

BOARD OF DIRECTORS AND MANAGEMENT

Robert A. McEvoy
Director Since: 2015 Age: 54 Independent Current Committee Memberships: • Compensation • Nominating and Governance	Recent Business Experience:

Robert A. McEvoy was appointed to the Board of Directors in October 2015. Mr. McEvoy has a wealth of knowledge of the metals industry, mergers and acquisitions, corporate finance, and equity portfolio management. Mr. McEvoy retired from The Goldman Sachs Group, Inc., a multinational investment bank and financial services company, in April 2014 after nine years with the firm. As a managing director at Goldman Sachs, Mr. McEvoy was a portfolio manager focused on the materials and industrials sectors. From 1989 to 2001, Mr. McEvoy held various positions with the investment banking firms of Donaldson, Lufkin & Jenrette and Credit Suisse First Boston. Mr. McEvoy serves as a member of our Compensation Committee and Nominating and Governance Committee. The Board of Directors has determined that Mr. McEvoy is an independent director.

Key Qualifications:

Mr. McEvoy's investment banking and equity investment background, including his particular focus on the metals and mining industry and prior investment banking and analyst experience covering Reliance, enables him to assist the Board and the Company with the benefit of his knowledge of our Company, our industry and competitors, capital markets and financing strategies. Mr. McEvoy's experience as an investor provides the Board and management perspective on the landscape in which Reliance competes for capital. Mr. McEvoy's investment banking experience offers insight and experience in evaluating capital market activities and merger and acquisition opportunities. Mr. McEvoy's historical knowledge of Reliance and the global metals industry as a former analyst covering Reliance and other metals companies affords him a unique perspective and understanding of our business.

30    2020 PROXY STATEMENT

BOARD OF DIRECTORS AND MANAGEMENT

Andrew G. Sharkey, III
Director Since: 2007 Age: 74 Independent Current Committee Memberships: • Compensation • Nominating and Governance	Recent Business Experience:

Andrew G. Sharkey, III was appointed a director of Reliance in July 2007. Mr. Sharkey served as President and Chief Executive Officer of the American Iron and Steel Institute from 1993 until his retirement in October 2008. From 1978 to 1993, Mr. Sharkey was President, Executive Vice President and director of education for the Steel Service Center Institute (currently the Metals Service Center Institute), which represents the metals service center industry as well as steel suppliers and mills. Mr. Sharkey serves as a member of our Nominating and Governance Committee and our Compensation Committee. From February 2009 through December 2013, Mr. Sharkey also served as a director and a member of the compensation committee and the governance and nominating committee of General Moly, Inc., a publicly traded company with securities listed on the NYSE American. The Board of Directors has determined that Mr. Sharkey is an independent director.

Key Qualifications:

Mr. Sharkey has a strong knowledge of the metals industry and, as the former president of the Steel Service Center Institute, and as the former president and chief executive officer of the American Iron and Steel Institute has extensive knowledge of steel suppliers and our peer companies and potential acquisition targets that operate in the steel distribution industry, as well as familiarity with the management teams and owners of these companies. Mr. Sharkey understands the factors that impact pricing and demand, as well as market factors that impact mills and how they will ultimately impact metals service centers. Mr. Sharkey's experience offers a perspective of the global market and insight into steel trade issues.

RELIANCE STEEL & ALUMINUM CO.    31

BOARD OF DIRECTORS AND MANAGEMENT

Douglas W. Stotlar
Director Since: 2016 Age: 60 Independent Current Committee Memberships: • Audit • Nominating and Governance (Chair)	Recent Business Experience:

Douglas W. Stotlar was appointed a director of Reliance in October 2016. Mr. Stotlar served as President, Chief Executive Officer and Director of Con-way, Inc., a transportation and logistics company (previously known as CNF Inc.) from April 2005 until October 2015. He served as President and Chief Executive Officer of Con-way Transportation Services Inc., a regional trucking enterprise ("CTS") and a subsidiary of Con-way, Inc., from 2004 until 2005. Mr. Stotlar also served as CTS' Executive Vice President and Chief Operating Officer from 2002 until 2004, and as CTS' Executive Vice President of Operations from 1997 until 2002. He served as Vice President at large and was a member of the executive committee of the American Trucking Association and as a director for the Detroit branch of the Federal Reserve Bank of Chicago from December 2014 until December 2016. Mr. Stotlar currently serves as a director at AECOM, a NYSE-listed public company, and LSC Communications, Inc. ("LSC"), also a NYSE-listed public company. Mr. Stotlar is the chair of the nominating and governance committee and serves on the audit committee of AECOM and on the audit and compensation committees of LSC. Mr. Stotlar serves as a member of our Audit Committee and as the Chair of our Nominating and Governance Committee. The Board of Directors has determined that Mr. Stotlar is an independent director.

Key Qualifications:

Mr. Stotlar brings substantial knowledge of the logistics industry, which is important in our business. We believe that Mr. Stotlar's prior experience as a chief executive officer of a public company provides insight on stockholder relations and management matters. In addition, Mr. Stotlar's experience on boards of other public companies positions him well to serve as a member of our Audit Committee and as Chair of our Nominating and Governance Committee.

EXECUTIVE OFFICERS

In addition to Mr. Hoffman and Mrs. Lewis, the other executive officers of Reliance are as follows:

Arthur Ajemyan became Vice President, Chief Financial Officer in January 2021, having been promoted from Vice President, Corporate Controller, a position which he had held since May 2014. From 2012 to 2014, Mr. Ajemyan served as the Company's Corporate Controller. From 2005 to 2012, Mr. Ajemyan held various positions in the accounting and finance department at Reliance, including Group Controller and Director of Financial Reporting. Prior to joining Reliance, Mr. Ajemyan, a certified public accountant, held various professional staff and manager positions at PricewaterhouseCoopers from 1998 to 2005.

William K. Sales, Jr. became Executive Vice President, Operations in May 2015. From 2002 until his promotion to his current position, Mr. Sales served as Senior Vice President, Operations. Mr. Sales joined Reliance as Vice President, Non-Ferrous Operations in September 1997. From 1981 to 1997, Mr. Sales served in various sales and management positions with Kaiser Aluminum & Chemical Corp. (now DCO Management, LLC, a subsidiary of Kaiser Aluminum Corporation), a producer of aluminum products and a supplier of Reliance. Mr. Sales is a member of the board of the Metals Service Center Institute and formerly served as the chair of its aluminum products division council.

32    2020 PROXY STATEMENT

BOARD OF DIRECTORS AND MANAGEMENT

Jeffrey W. Durham became Senior Vice President, Operations in January 2019. From 2014 until January 2019, Mr. Durham was Vice President, Merchandising at EMJ. Mr. Durham joined EMJ in 1985 and has held various leadership roles in sales, general management and purchasing.

Stephen P. Koch became Senior Vice President, Operations in April 2010. From July 2007 until he joined Reliance, Mr. Koch was president of Chapel Steel Corp., a subsidiary of Reliance. Prior to that he held the positions of executive vice president of Chapel Steel Corp. from 2005 to June 2007, and vice president of Chapel Steel Corp. from 1995 to 2005 and had previously served as sales manager of Chapel Steel Corp.

Michael P. Shanley was appointed Senior Vice President, Operations in April 2015. Mr. Shanley was president of Liebovich Bros., Inc., a subsidiary of Reliance, since September 2009, having been vice president and general manager of Hagerty Steel and Aluminum, a division of Liebovich Bros., from January 2005 to September 2009. Mr. Shanley joined Liebovich Bros. in 1978 and held various sales and management positions prior to 2005.

William A. Smith II was appointed Senior Vice President, General Counsel and Corporate Secretary in May 2015, having served as Vice President, General Counsel and Corporate Secretary since May 2013. From August 2009 to May 2013, Mr. Smith served as senior vice president, chief legal officer and secretary of Metals USA Holdings Corp., a publicly traded metals service center business acquired by Reliance in April 2013. From June 2005 to August 2008, Mr. Smith served as senior vice president, general counsel and secretary of Cross Match Technologies, Inc. and also as director of corporate development from September 2006 to August 2008. Prior to that, he was a partner in the corporate and securities practice group of the international law firm DLA Piper, where he practiced corporate law, including mergers and acquisitions.

Suzanne M. Bonner became Vice President, Chief Information Officer in July 2019, having been promoted from Executive Director of Reliance Technology Solutions ("RTS"), a position which she had held since September 2013. Prior to that time, Ms. Bonner served as Director of Finance at RTS from September 2009 until September 2013. Ms. Bonner earned her B.A. and M.B.A. from UCLA and worked in various finance, accounting, and information systems positions before joining Reliance in 2009.

OTHER CORPORATE OFFICERS

In addition, the following Reliance officers make significant contributions to our operations:

Brenda S. Miyamoto became Vice President, Corporate Initiatives in August 2012, having been promoted from Vice President, Corporate Controller, a position which she had held since May 2007. Prior to that time, Ms. Miyamoto served as Corporate Controller from January 2004 until August 2012 and Group Controller from December 2001 to January 2004. For six years prior to joining Reliance, Ms. Miyamoto, a certified public accountant (inactive), was employed by Ernst & Young LLP in various professional staff and manager positions.

Donald J. Prebola became Vice President, Health & Human Resources in June 2015, having served as Vice President, Human Resources since August 2011. Mr. Prebola served as senior vice president, operations of our subsidiary, Infra-Metals Co., from 2008 to July 2011. Prior to that he had served as co-general manager of Infra-Metals Co. since 1990.

John A. Shatkus became Vice President, Enterprise Risk in January 2021, having previously served as Vice President, Internal Audit, a position which he had held since August 2012. Mr. Shatkus joined Reliance in 2005 and served as Director, Internal Audit until August 2012. Prior to joining Reliance, Mr. Shatkus was Audit Manager at Sempra Energy and held various management positions at Sempra Energy over a 20-year period, including Regulatory Affairs Manager and Accounting Manager. Mr. Shatkus is a certified public accountant.

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BOARD OF DIRECTORS AND MANAGEMENT

Silva Yeghyayan became Vice President, Tax in August 2012, having been promoted from Director, Tax, a position which she had held since October 2005. Ms. Yeghyayan is a certified public accountant and was a tax consultant from April 2004 until joining Reliance in 2005. Ms. Yeghyayan was Senior Tax Manager at Grant Thornton LLP from 2000 to 2004, and held various professional staff and manager positions at Arthur Andersen LLP from 1989 to 2000.

34    2020 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis ("CD&A") describes our executive compensation program and philosophy, the compensation decisions made by the Compensation Committee and the factors considered in making those decisions. This CD&A focuses on 2020 compensation decisions for our executives, including the Named Executive Officers ("NEOs") identified below.

Named Executive Officer	Title (during 2020)
James D. Hoffman	President and Chief Executive Officer
Karla R. Lewis(1)	Senior Executive Vice President and Chief Financial Officer
William K. Sales, Jr.	Executive Vice President, Operations
Stephen P. Koch	Senior Vice President, Operations
Michael P. Shanley	Senior Vice President, Operations

(1)
In accordance with the Company's succession plan, Mrs. Lewis was promoted to President and appointed to the Company's Board of Directors on January 15, 2021. During all of 2020, Mrs. Lewis served as Senior Executive Vice President and Chief Financial Officer. Concurrent with Mrs. Lewis' promotion, Arthur Ajemyan was promoted to Vice President, Chief Financial Officer.

EXECUTIVE SUMMARY

While the Company's financial results in 2020 decreased from record levels in 2019 largely due to challenging economic circumstances as a result of COVID-19, we believe that our results demonstrated the strength and resiliency of our business model. While sales declined 19.7% from 2019 as a result of the adverse impacts of COVID-19 on nearly all of the end markets we serve, we were able to mitigate the impact of lower sales by generating record gross profit margins and proactively reducing SG&A expenses.

In 2020, we set an annual gross profit margin record of 31.5% and reduced our same-store average selling, general and administrative expense by $241.0 million. We generated strong cash flow from operations of $1.17 billion, which supported our internal growth activities with $172.2 million of capital expenditures and stockholder return activities that included $337.3 million of share repurchases and $164.1 million of dividends.

We believe the compensation of our NEOs in 2020 was aligned with our performance. Payments to the NEOs under our 2020 Annual Cash Incentive Plan were above target, consistent with management's delivery of industry-leading operating results.

EXECUTIVE COMPENSATION PROGRAM DESIGN

Our executive compensation program is designed to reward the Company's executive officers for strong operational and financial performance, attract and retain key executive talent, and align compensation with the long-term interests of our stockholders. Our stockholders have been highly supportive of our program's pay-for-performance structure, as demonstrated by our say-on-pay voting results exceeding 97% in each of the last five years from 2016 through 2020.

As described in more detail below, we structure our executive officers' target total direct compensation to be competitive with the median compensation paid by companies with whom we may compete for executive talent, including those in our executive compensation peer group. We link a majority of our executives' compensation to Company performance to drive our financial and operating performance and maximize stockholder value. We believe that this pay-for-performance philosophy has been instrumental to our success.

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COMPENSATION DISCUSSION AND ANALYSIS

We manage our business with the long-term objective of creating and maximizing value for our stockholders. Our pay-for-performance philosophy is aligned with and supports this objective.

Consistent with our past practice, the Compensation Committee evaluates performance by reviewing:

  •
  our operating and financial results, including performance against our executive compensation peer group, our industry peer group, and general economic factors that impact our business and industry;

  •
  economic return to stockholders over time, both on an absolute basis and relative to other companies, including the S&P 500, our executive compensation peer group and our industry peers; and

  •
  achievement of the Company's goals and objectives (including management development, safety performance, working capital management, and capital allocation).

The Compensation Committee has linked a majority of our executives' total direct compensation directly to the achievement of specific, pre-established Company performance targets. In 2020, approximately 74% of our CEO's target total direct compensation and 65% of our other NEOs' target total direct compensation was tied to performance targets.

COMPENSATION COMMITTEE RESPONSE TO COVID-19

Recognizing the potential impact of the COVID-19 pandemic on the Company's stakeholders, including our stockholders, customers, suppliers and employees, the Company and its leadership took prompt action from the onset of the pandemic to address the rapidly evolving extraordinary circumstances associated with the COVID-19 outbreak and the then-unpredictable impacts on our business. Among these important actions, upon the recommendation of the Company's CEO, our Compensation Committee froze base salaries at 2019 levels for all corporate officers, including our NEOs, in 2020.

Despite the unforeseen operational and financial impact of COVID-19, the Compensation Committee did not make any changes to the 2020 executive compensation program because the Compensation Committee believes strongly in the durability of the program's design and its effectiveness in aligning pay with individual and Company performance over the long term as described further below.

Our actions in response to the COVID-19 pandemic were rooted in one of the core and fundamental elements of our culture: the safety, health and welfare of our people, their families and the communities in which we live and do business. Our main priority remains the health, safety and well-being of our approximately 13,200 colleagues, their families and the communities in which they live, and we are continuing to take actions to protect and ensure their health, safety and well-being.

In response to the COVID-19 pandemic, we:

  •
  Implemented new, supplemental safety protocols and procedures to promote health and safety and increase awareness including temperature monitoring, physical distancing and wearing of face coverings in the workplace, enhanced cleaning, sanitation and hygiene practices and detailed contact tracing procedures to identify and isolate potential exposures within the workplace.

  •
  Developed and implemented policies and procedures based on new health and safety regulations and standards issued by federal, state and local government agencies as well as the Centers for Disease Control and Prevention and other public health authorities.

  •
  Engaged an M.D. consultant to obtain professional medical advice about the virus and to inform our efforts to reduce risk of COVID-19 exposure to our employees, subcontractors and customers in and beyond the workplace.

36    2020 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

  •
  Leveraged technology and embraced remote work where feasible, and modified the way we conduct many aspects of our business to reduce the number of in-person interactions within and without our facilities. We significantly expanded the use of virtual interactions in all aspects of our business, including customer facing activities, internal meetings and our annual meeting of stockholders.

  •
  Invested in new technologies such as touchless thermal temperature screening devices and contact tracing wristbands to increase safe behavior and mitigate the spread of the virus in our operating facilities.

  •
  Encouraged our employees to stay home if they did not feel well or might have been exposed to the COVID-19 virus. We adopted policies to address exclusion from the workplace due to COVID-19 illness or known or suspected exposure, and stringent return to work protocols. Implemented a special COVID-19 aid policy providing paid leave for employees impacted by the virus.

2020 FINANCIAL AND OPERATING HIGHLIGHTS

The following table highlights our financial and operating results in 2020 compared to 2019:

	2020	2019	Change
Sales	$8.81 billion	$10.97 billion	(19.7)%
Tons sold in '000s	5,230.5	5,861.6	(10.8)%
Average selling price per ton sold	$1,681	$1,860	(9.6)%
Gross profit margin(1)	31.5%	30.3%	1.2% pts.
Operating income	$565.8 million	$1,013.5 million	(44.2)%
Cash flow from operations	$1,173.0 million	$1,301.5 million	(9.9)%
Net income	$369.1 million	$701.5 million	(47.4)%
Earnings per diluted share	$5.66	$10.34	(45.3)%
Closing market price of stock at December 31	$119.75	$119.76	(0.0)%
Pretax income margin	5.4%	8.5%	(3.1)% pts.
Pretax income margin—Annual Cash Incentive Plan(2)	7.46%	8.50%	(1.0)% pts.
Annual return on assets ("ROA")(3)	8.91%	12.50%	(3.6)% pts.
Dividends paid per share	$2.50	$2.20	13.6%

(1)
Gross profit, calculated as net sales less cost of sales, and gross profit margin, calculated as gross profit divided by net sales, are non-GAAP financial measures as they exclude depreciation and amortization expense associated with the corresponding sales. About half of Reliance's orders are basic distribution with no processing services performed. For the remainder of its sales orders, Reliance performs "first-stage" processing, which is generally not labor intensive as it is simply cutting the metal to size. Because of this, the amount of related labor and overhead, including depreciation and amortization, is not significant and is excluded from cost of sales. Therefore, Reliance's cost of sales is substantially composed of the cost of the material it sells. Reliance uses gross profit margin as shown above as a measure of operating performance. Gross profit margin is an important operating and financial measure, as fluctuations in our gross profit margin can have a significant impact on Reliance's earnings. Gross profit margin, as presented, is not necessarily comparable with similarly titled measures for other companies.

(2)
Presented below is pretax income margin (pretax income as a percentage of sales) calculated in accordance with our annual cash incentive plan, which excludes various non-recurring charges and

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COMPENSATION DISCUSSION AND ANALYSIS

  credits. NEO performance-based equity awards are tied to achieving an ROA target over a three-year measurement period.

(dollars in millions)	2020	2019
Pretax income	$478.2	$929.3
Impairment charges	108.0	1.2
Restructuring charges	49.8	—
Postretirement benefit plan settlements	19.4	—
Debt restructuring charge	1.8	—
Gains related to sales of non-core assets	—	(0.9)
Non-GAAP pretax income	$657.2	$929.6
Sales	$8,811.9	$10,973.8
Pretax income margin—Annual Cash Incentive Plan*	7.46%	8.50%

(3)
Presented below is ROA calculated in accordance with our performance-based restricted stock awards, which is calculated as operating income, excluding various non-recurring charges and credits for the year divided by average total assets for the year.

(dollars in millions)	2020	2019
Operating income	$565.8	$1,013.5
Impairment charges	108.0	1.2
Restructuring charges	49.8	—
Gains related to sales of non-core assets	—	(0.9)
Non-GAAP operating income	$723.6	$1,013.8
Total assets—beginning of year	$8,131.1	$8,044.9
Total assets—end of year	$8,106.8	$8,131.1
Total assets—average	$8,119.0	$8,088.0
ROA*	8.91%	12.50%

*
Results rounded to nearest 1/2 percent in 2019.

See Notes 13 and 19 of the Notes to Consolidated Financial Statements in the Annual Report on Form 10-K for the year ended December 31, 2020 for further information on our postretirement benefit plan settlements and impairment and restructuring charges.

We continued to execute our balanced capital allocation strategy in 2020 using cash flow from operations to return value to our stockholders through approximately $501.4 million of stock repurchases and dividend payments. In addition, we continued to fund organic growth by investing $172.0 million of capital expenditures.

During 2020, we repurchased approximately 3.7 million shares of our common stock at an average cost of $91.80 per share, or $337.3 million in total. As of December 31, 2020, we had remaining authorization to purchase approximately 2.8 million shares. The Company expects to continue opportunistically repurchasing shares of its common stock in the future.

We have increased our dividend 28 times since our 1994 IPO and have paid regular quarterly dividends to our stockholders for over 61 consecutive years. In February 2021, we increased our quarterly dividend by 10.0% to $0.6875 per share from $0.625 per share. We paid a total of $164.1 million in dividends to our stockholders in 2020. Since 2012, the Company's quarterly dividend has more than quadrupled from $0.15 to $0.6875 per share. We have never reduced or suspended our regular quarterly dividend.

Despite the adverse impacts of the COVID-19 pandemic on our business, we were able to generate a record gross profit margin which, combined with diligent expense control and the rightsizing of our inventory resulted in strong cash flow from operations which, in turn, enabled us to continue to invest in

38    2020 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

organic growth through capital expenditures, maintain (and increase) our quarterly dividend and repurchase shares.

See "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on February 25, 2021 for a more detailed discussion of our results of operations in 2020 compared to 2019 and our financial condition.

RELATIONSHIP BETWEEN PAY AND PERFORMANCE

A majority of our executive compensation is tied to performance through annual cash incentive awards and long-term equity incentive awards. We believe compensation of our NEOs in 2020 was aligned with operational performance in 2020. Management delivered industry-leading operating results in 2020, and the Company achieved record annual and quarterly gross profit margins despite extraordinary challenges related to the COVID-19 pandemic. Consistent with the delivery of such industry-leading results, each NEO received payments above target but below the maximum under each of the annual cash incentive plan and the performance-based equity awards.

The Compensation Committee did not make any adjustments to the prescribed performance criteria for each of the annual cash incentive plan and the performance-based equity awards in response to the unprecedented disruption to our business due to the COVID-19 pandemic.

In 2020, our NEOs participated in our annual cash incentive plan which pays out only if the Company achieves pretax income margin at or above a threshold. Pretax income margin is calculated based on the Company's annual income before income taxes as a percentage of net sales as adjusted for certain non-recurring items. The 2020 annual cash incentive plan opportunity was established on a sliding scale, ranging from zero for results below the 3.00% pretax income margin threshold, 20.0% of base salary for results at the 3.00% pretax income margin threshold, a target of 150.0% of base salary at 5.75% pretax income margin and up to a maximum of 300.0% of base salary for pretax income margin of 8.50% or higher. If the Company achieves a pretax income margin within the range of 3.00% and 8.50% then mathematical interpolation is applied to determine the actual incentive award in the applicable range (threshold to target or target to maximum). The maximum payout under the plan of 300.0% of base salary has only been achieved one time in the last ten years. These metrics were unchanged from prior years and were established in February 2020 before the potential impacts of the COVID-19 pandemic were known. 2020 pretax income margin (as calculated in accordance with our annual cash incentive plan) was 7.46%, which resulted in each NEO receiving an award under the 2020 annual cash incentive plan equal to 243.3% of base salary.

Results for the three-year performance-based equity awards granted in 2018 were determined in the first quarter of 2021 based on the three-year performance period ended December 31, 2020. Results (based on the Company's ROA) for the performance-based equity awards granted in 2018 were 11.17%, which was above the target but below the maximum, resulting in 163.4% of the target number of awards vesting.

The Compensation Committee, in consultation with Pay Governance LLC ("Pay Governance"), the Compensation Committee's independent executive compensation advisor, and with input from management believes that pretax income margin represents an appropriate metric for measuring the Company's financial performance under the annual cash incentive plan as it aligns with how management and the Board measure the Company's performance. Pretax income margin is typically the most important metric used in the Company's corporate and operational decision-making. Since 2016, we have employed pretax income margin as the financial metric to measure the Company's financial performance under the annual cash incentive plan and the Compensation Committee continues to believe that pretax income margin is an appropriate metric to align annual cash incentive opportunities with the Company's financial performance. The Compensation Committee also believes

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COMPENSATION DISCUSSION AND ANALYSIS

that utilizing pretax income margin as the metric for measuring performance under the annual cash incentive plan complements and achieves an appropriate balance with the ROA metric employed in the Company's long-term equity incentive award program.

The table below demonstrates that based on the Company's historical results relative to its executive compensation peer group, the pretax income margin goals are (i) reasonably demanding relative to threshold and target, and (ii) extremely demanding relative to maximum performance.

Goal	% Time Company Achieved	Goal Rank vs. Proxy Peers (Percentile)
Max: 8.50%	10%	63rd
Target: 5.75%	60%	48th
Threshold: 3.00%	100%	28th

For a discussion of the Company's annual cash incentive compensation achievement versus the minimum, target and maximum, see "Principal Components of Our Executive Compensation Program—Annual Cash Incentive Awards" (page 50).

The NEOs' performance-based equity awards are tied to achieving an ROA target over a three-year measurement period. The Compensation Committee has determined that a three-year ROA measurement period, which is directly influenced by management's decisions, is an effective metric to measure management's long-term performance. ROA also complements and achieves an appropriate balance with the one-year pretax income margin metric under the annual cash incentive award program. The outstanding 2019, 2020 and 2021 performance-based equity awards will vest if the Company achieves a ROA result at or above a minimum threshold over the three-year performance periods.

The allocation of performance-based and service-based equity awards is intended to balance performance and retention objectives. In striking the appropriate balance, the Compensation Committee sought to design a program that incentivizes strong performance while also strengthening the retention aspects of the long-term equity awards since the Company does not maintain employment agreements with its officers. Accordingly, since 2016 at least 80% of our CEO and President's equity awards and 60% of our other NEOs' equity awards have been tied to performance targets. The remaining awards are service-based.

40    2020 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

KEY EXECUTIVE COMPENSATION PRACTICES

	WHAT WE DO AND DON'T DO	See Pages
	Strong pay-for-performance compensation structure with approximately 74% of our CEO's and 65% of our other NEOs' target total direct compensation tied to performance metrics.	36 & 46
We align executive compensation	Target total direct compensation of our NEOs designed to approximate the market median of our executive compensation peer group when targeted performance levels are achieved.	36
with the interests of our stockholders	Performance-based equity awards represented 80% of our CEO and President's equity awards and 60% of our other NEOs' equity awards at target.	40
	Clawback and recoupment policy for cash and equity compensation.	56
	Stock ownership requirements applicable to all directors and corporate officers, including our NEOs.	56

Our executive compensation	Double trigger provisions for accelerated vesting of equity awards upon a change in control.	56
program is designed to reward the Company's executive officers for strong operational and financial	All NEO performance-based equity awards are tied to a three-year performance target.	40
performance and to avoid excessive risk taking	Broad and deep distribution of equity awards throughout management while managing the dilutive impact and expense associated with those awards.	51

	Limited perquisites.	53
	Annual stockholder advisory vote to approve NEO compensation.	19
	Independent compensation committee.	47
	Independent compensation consultant.	47
	Independent, non-executive Chairman of the Board enhances the effectiveness of the Board's oversight and governance and compensation practices.	72
	All variable compensation plans have caps on plan formulas; no unlimited compensation.	n/a
	Minimum vesting provisions provide that awards must be subject to a minimum one-year vesting period, except with respect to a maximum of 5% of the remaining shares available for grant under the Amended and Restated 2015 Incentive Award Plan (currently 137,990) shares.	n/a

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COMPENSATION DISCUSSION AND ANALYSIS

	WHAT WE DO AND DON'T DO	See Pages
	No employment agreements, severance agreements, change in control/golden parachute agreements or other similar agreements with any executive officer.	54
	No tax gross-ups for perquisites, change in control excise taxes or otherwise.	n/a
	No dividends on unvested RSUs; dividends accrue and are paid only upon vesting subsequent to achievement of the applicable performance criteria.	n/a
We adhere to executive	No hedging of Reliance common stock by directors, officers and employees subject to our Insider Trading and Securities Compliance Policy.	57
compensation best practices	No pledging of Reliance common stock by directors, officers and employees subject to our Insider Trading and Securities Compliance Policy.	57
	No incentive plan design or feature which would encourage excessive risk-taking.	n/a
	No share recycling.	n/a
	No acceleration of unvested awards permitted, except for death, disability or termination without cause following a change in control.	n/a

	Froze base salaries at 2019 levels for all corporate officers in 2020 (including our NEOs).	36
Compensation Committee	No change to payout opportunities for 2020.	36
Response to COVID-19	No change to equity award design for 2020.	36
	No mid-cycle adjustments to outstanding equity awards.	n/a

2020 SAY ON PAY VOTE

In 2020, our stockholders overwhelmingly approved, on a non-binding, advisory basis, the compensation of our NEOs, with over 98% of the votes cast in favor of such compensation. In addition, we believe our stockholders have been highly supportive of our compensation program, as demonstrated by our say-on-pay voting results exceeding 97% in each of the last five years from 2016 through 2020. The Compensation Committee considered the favorable advisory vote as support for its belief that the Company's pay-for-performance policy operates as it was designed, aligning the interests of our executive officers and stockholders and driving the NEOs' performance to enhance long-term stockholder value and achieve Company objectives. As a result, the Company has made no changes to its executive compensation program. The Compensation Committee will continue to consider the outcome of the annual advisory vote to approve compensation when making future compensation decisions for the NEOs.

42    2020 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

2021 EXECUTIVE SUCCESSION

As part of a strategic, deliberate and well-executed long-term succession planning process, the Company's Board of Directors unanimously promoted Karla R. Lewis to President and appointed her to the Company's Board of Directors effective January 15, 2021. Mrs. Lewis' compensation did not change as a result of her promotion to President. Consistent with the Company's director compensation policies, Mrs. Lewis will receive no additional compensation for her service as a director while being an employee of the Company.

Concurrent with Mrs. Lewis' promotion, Arthur Ajemyan was promoted to Vice President, Chief Financial Officer.

In connection with his promotion, Mr. Ajemyan will receive an annual base salary of $450,000 and will be eligible to receive an annual cash incentive award with a target award of 150.0% of his base salary. Mr. Ajemyan will also be eligible to receive annual equity compensation awards as determined by the Compensation Committee of the Board.

OVERVIEW OF OUR EXECUTIVE COMPENSATION PROGRAM

Compensation Program Objectives

Our compensation program is designed and managed to align executive compensation with Company performance, to motivate our executives to deliver financial and operating results that create and maximize value for our stockholders, and to attract and retain key executive talent. While the Compensation Committee has structured individual components of pay to vary from market medians, it aims for our NEOs' total compensation to approximate the median when performance targets are achieved. We believe it is important that our executive compensation program:

  •
  Aligns the interests of our executives with those of our stockholders.  We align the financial interests of our executive officers with the interests of our stockholders by tying a majority of our executives' incentive compensation directly to Company performance. In addition, we have implemented significant stock ownership requirements for our executive officers to strengthen the alignment of their interests and our stockholders' interests.

  •
  Promotes and maintains a performance- and achievement-oriented culture.  In 2020, approximately 74% of our CEO's and 65% of our other NEOs' target total direct compensation was tied to performance metrics. We establish performance targets that are demanding, support our strategic and financial objectives, and promote long-term stockholder value, without encouraging unnecessary or excessive risk taking.

  •
  Is competitive.  Our program is designed to attract, retain and motivate talented and skilled executives. As such, we structure total direct compensation at target to be competitive with the median compensation paid by companies with whom we may compete for executive talent, including those in our executive compensation peer group. While individual components of pay may vary from market medians, we aim to approximate total pay at median when performance targets are achieved.

The Company enjoys a team-oriented corporate culture and rewards the entire team of corporate officers for their collaborative effort that is reflected in the Company's industry-leading performance. Attracting and retaining a team of outstanding corporate officers with complementary skills and expertise has proven successful for the Company's growth, both organically and through acquisitions, and for maintaining the Company's profitable financial performance, each of which enhances stockholder value. In order to promote our team culture, the Compensation Committee considers internal pay equity when setting compensation levels for our executives. This team approach is best illustrated by our annual cash incentive award program in which all NEOs have the same target annual cash incentive award opportunity (150.0% of their respective base salaries) based on the same performance objectives. Moreover, equity awards for NEOs are also fairly comparable, with the exception of the CEO and President.

RELIANCE STEEL & ALUMINUM CO.    43

COMPENSATION DISCUSSION AND ANALYSIS

ELEMENTS OF COMPENSATION

A summary of the main elements of our executive compensation program is set forth below:

Element	Type	Description
	Base salaries (see page 50)	• The only component composed of fixed cash compensation.

•

Base salaries for our NEOs (other than our President) approximate the market median paid to comparable officers in our executive compensation peer group. Base salary for our President approximates the market's 75th percentile.

Cash	Annual performance-based cash incentive awards (see page 50)

•

The 2020 annual cash incentive plan opportunity was established on a sliding scale, ranging from zero for results below the 3.00% pretax income margin threshold, 20.0% of base salary for results at the 3.00% pretax income margin threshold, a target of 150.0% of base salary at 5.75% pretax income margin and up to a maximum of 300.0% of base salary for pretax income margin of 8.50% or higher. If the Company achieves a pretax income margin within the range of 3.00% and 8.50%, then mathematical interpolation is applied to determine the actual incentive award in the applicable range (threshold to target or target to maximum).

•

2020 pretax income margin was 7.46%, which resulted in each NEO receiving an award equal to 243.3% of base salary.

•

Target annual cash incentive opportunities approximate (i) median for our CEO and (ii) above the median for our other NEOs compared to similar executives of companies in our executive compensation peer group.

• To promote internal pay equity as well as reinforce an executive team concept, target annual cash incentive opportunities for other NEOs are based on the same salary percentages as the CEO.
Long-Term Equity Compensation	Restricted stock unit awards (see page 51)

•

In 2020, 80% of the restricted stock unit ("RSU") awards granted to our CEO and President (and former CFO during 2020) were performance-based and only vest if the Company achieves specific ROA for the performance period. The vesting for the remaining 20% of our CEO and President's RSU awards granted in 2020 is dependent on their respective continued service during the three-year period.

•

In 2020, 60% of the RSU awards granted to the other NEOs were performance-based and subject to the same three-year ROA performance objectives. The vesting for the remaining 40% of the RSU awards is dependent on the NEOs' continued service during the three-year period.

•

In 2020, the value of RSU awards granted to each of our NEOs was above the median but below the 75th percentile of equity awards granted to comparable officers in our executive compensation peer group.

•

Results for the three-year performance-based awards that vested on December 31, 2020 resulted in 163.4% of the target number of awards vesting.

44    2020 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Element	Type	Description
	Supplemental Executive Retirement Plan (see page 53)	• Mrs. Lewis and Mr. Sales are the only current NEOs participating in the Supplemental Executive Retirement Plan ("SERP"). Messrs. Hoffman, Koch and Shanley do not participate in the SERP.
• Provides supplemental retirement benefits to certain key employees.
• The SERP was frozen to new participants as of January 1, 2009.
• Benefit amount set to 38% of the average of the participant's highest five years total cash compensation during the final ten years of employment.
Retirement or Deferred Compensation Benefits

•

In comparing the values of the SERP against the retirement benefits offered to similar executives at companies in our executive compensation peer group, the Compensation Committee found that the values for NEOs who participate in the SERP fall between the 50th to 75th percentile of retirement benefits compared to what they would receive if they participated in the programs of companies in our executive compensation peer group.

Deferred Compensation Plan (see page 53)

•

Because they do not participate in the SERP, Messrs. Hoffman, Koch and Shanley receive Company contributions under the Reliance Steel & Aluminum Co. Deferred Compensation Plan (the "Deferred Compensation Plan").

• Provides supplemental retirement benefits to certain key employees through discretionary Company contributions.

•

In comparing the values of the Deferred Compensation Plan against the deferred compensation benefits offered to similar executives at companies in our executive compensation peer group, the Compensation Committee found that the target value for: (i) Mr. Hoffman would approximate the top quartile; and (ii) Messrs. Koch and Shanley would approximate the market median of what they each would receive if they participated in the programs of companies in our executive compensation peer group.

Other Benefits	Standard Benefits Widely Available to Employees Limited Perquisites (see page 53)

•

Executive officers, including the NEOs, participate in the same benefit plans broadly available to all full-time employees, including health insurance and 401(k) plans.

•

No perquisites other than certain memberships for the NEOs used primarily for business purposes.

RELIANCE STEEL & ALUMINUM CO.    45

COMPENSATION DISCUSSION AND ANALYSIS

ALLOCATION OF COMPENSATION COMPONENTS

We compensate our executive officers by using a balanced combination of the elements described above that vary by:

  •
  type of compensation (fixed, variable, service-based and/or performance-based);

  •
  length of the performance period (annual and long-term);

  •
  form of compensation (cash and equity); and

  •
  with respect to equity, performance-based and/or service-based.

We believe this balanced mixture supports our compensation objectives, including alignment of our executives' and our stockholders' interests, the retention of our key executives, and appropriate emphasis of pay-for-performance. The Compensation Committee has designed the overall compensation program to ensure that a majority of our executives' compensation is at risk and weighted towards Company performance, annual and long-term incentives and stock price appreciation. Although a significant majority of our NEOs' compensation is tied to Company performance, the Compensation Committee has no pre-determined mix or allocation among the various elements. The following chart illustrates the targeted allocation of the principal compensation components for our NEOs in 2020. The percentages reflect 2020 salaries, target annual cash incentive compensation and the aggregate grant date fair values of the target number of RSUs granted in 2020.

MIX OF PRINCIPAL COMPENSATION COMPONENTS

46    2020 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

HOW WE MAKE DECISIONS REGARDING EXECUTIVE COMPENSATION

Compensation Committee and Independent Directors

The Compensation Committee, which is composed entirely of independent directors, oversees our executive compensation program in concert with all of the Company's independent directors. Compensation for the NEOs is subject to final approval by the independent directors of the Board upon recommendation of the Compensation Committee.

At the request of the independent directors, our CEO annually provides a review and evaluation of each of the executive officers, including the NEOs (other than himself), identifying accomplishments in the past year, achievement of objectives and results, executive development and proposed objectives for the coming year. This information, along with other data including the Company's financial results and achievements, is reviewed and discussed by the Compensation Committee and the independent directors.

The Compensation Committee incorporates the CEO's review into its analysis of the NEOs' total compensation and its consideration of the appropriate mix and structure of the elements of the NEOs' total compensation. The achievement of the Company's goals and objectives (including management development, safety performance, working capital management, and capital allocation) in the past year, as well as the proposed objectives for the coming year, are also considered in the determination of the type, form and total amount of compensation for the CEO. The Compensation Committee also reviews data provided by its independent compensation consultant. Although the base salaries, annual cash incentive awards and long-term incentive awards are considered at different times throughout the year, the Compensation Committee analyzes the proposed total direct compensation package (or the total of base salary, annual cash incentive and long-term incentives) before making any recommendations regarding individual elements of compensation. The Compensation Committee formulates preliminary recommendations on the amount and type of compensation to be paid to the CEO and the other NEOs. The Compensation Committee then discusses with the CEO its preliminary recommendations with respect to the NEOs (other than himself). The Compensation Committee presents final recommendations to the independent directors in executive session. The independent directors make the final determination of and approve the compensation paid to the CEO and the other NEOs.

To ensure that the NEOs and our other executive officers are compensated in a manner consistent with our strategy, competitive market practices, sound corporate governance principles and stockholder interests, the Compensation Committee regularly evaluates our executive compensation program. When doing so, the Committee considers the needs of the business, peer practices, external trends and the results of our annual say-on-pay vote. The Committee also seeks advice from its independent compensation consultant as well as executive management.

Independent Compensation Consultant

The Compensation Committee annually engages an independent compensation consultant to assist it in connection with the review and evaluation of the total compensation package provided to the NEOs and the individual elements of the package. In 2020, the Compensation Committee engaged Pay Governance as its independent compensation consultant. Pay Governance reports directly to the Compensation Committee and neither it nor any of its affiliates provided any services to the Company, other than the services to the Compensation Committee with respect to executive compensation and the Nominating and Governance Committee with respect to biennial reviews of our director compensation, which the Board believes is consistent with the independence of the consultant. The Compensation Committee conducted an assessment of Pay Governance's independence, taking into

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COMPENSATION DISCUSSION AND ANALYSIS

account the factors specified in the New York Stock Exchange listing standards and information provided by Pay Governance, and based on that assessment, determined that Pay Governance is independent.

Compensation Committee Review of Executive Compensation Peer Group and Other Data

When making decisions regarding the compensation of our NEOs, the Compensation Committee considers information from a variety of sources. The Compensation Committee analyzes both the individual elements and the total compensation package for each of the NEOs, as well as the relationship of those packages between NEOs.

Together with its independent compensation consultant, the Compensation Committee reviews our financial statements and compares our financial results with those of our executive compensation peer group and our industry peer group, as well as general factors specifically impacting the metals industry, and compares compensation information for our NEOs with that available for comparable executives. In determining each executive's total compensation package, the Compensation Committee considers both qualitative and quantitative criteria, as well as the CEO's recommendations and performance evaluations and historical compensation records of the Company. Although a significant majority of compensation is tied to Company performance, the Compensation Committee has no pre-determined mix or allocation among the various elements.

The Compensation Committee annually reviews and, as appropriate, revises the executive compensation peer group in an effort to assure the group continues to reflect any changes in the Company's business, strategy and size as measured by revenue, market capitalization and other factors. The Compensation Committee also considers additional factors such as the Company's stock performance as compared with standard indices, such as the S&P 500, as well as our industry peer group. The Compensation Committee reviews the amount of equity awards and common stock actually held by each NEO, and recognizes that the NEOs are directly impacted by the Company's stock price and, accordingly, their interest in the Company's performance and the impact it has on the market value of the stock is closely aligned with that of the Company's stockholders.

The combination of these analyses helps the Compensation Committee assess how our NEOs are compensated compared to their peers — both in terms of individual components and total compensation, the reasonableness of the Company's incentive plan goals, the alignment of pay and performance, the potential need for recalibration of the Company's pay and incentive goals, and the actual elements of NEO compensation.

Executive Compensation Peer Group

There are no public companies in the metals service center industry that are comparable to the Company in terms of size, stock market capitalization, complexity and performance. Accordingly, in considering executive compensation for 2020, as in prior years, the Compensation Committee and the independent compensation consultant used the executive compensation peer group set forth below.

The Compensation Committee, with assistance from the independent compensation consultant, annually reviews specific criteria and recommendations regarding companies to add or remove from the peer group to ensure that the companies in the peer group remain relevant and provide meaningful compensation comparisons.

Our peer group remained unchanged in 2020 and consisted of the twenty (20) public companies listed below. This executive compensation peer group includes a limited number of companies in the metals processing and distribution industry and also includes industrial and manufacturing companies of comparable size in terms of revenues and/or stock market capitalization and complexity. The executive compensation peer group has been constructed, in part, such that the Company's revenues, market cap, enterprise value and invested capital are generally in the middle of the range with the executive

48    2020 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

peer group companies. However, the industrial and manufacturing companies in this peer group are not impacted at all, or to a lesser degree than Reliance, by fluctuations in metal pricing.

AGCO Corporation	Genuine Parts Company	Parker-Hannifin Corporation
AK Steel Holding Corporation	Illinois Tool Works Inc.	Steel Dynamics, Inc.
Allegheny Technologies Incorporated	Ingersoll-Rand plc	Terex Corporation
Commercial Metals Company	MRC Global Inc.	United States Steel Corporation
Cummins Inc.	Navistar International Corporation	W.W. Grainger, Inc.
Dover Corporation	Nucor Corporation	WESCO International, Inc.
Eaton Corporation plc	PACCAR Inc.

Analysis of 2020 Company and Executive Compensation Peer Group Compensation

In 2020, the Compensation Committee extensively analyzed the Company's financial statements, and stock market data of the Company and the most current available executive compensation peer group data. Consistent with the Company's philosophy of pay-for-performance, the Compensation Committee also considered the total direct compensation (base salary, annual cash incentive award and equity awards) and retirement plan benefits of the NEOs as compared to comparable officers in the executive compensation peer group.

Compared to the executive compensation peer group:

  •
  the Company ranked at the 32nd percentile for revenues in 2020;

  •
  the Company's revenue growth ranked at the 31st percentile in 2020 and 40th percentile for the five-year period ended December 31, 2020;

  •
  the Company's pretax income margin ranked at the 42nd percentile in 2020; and

  •
  the Company's return on total assets ranked at the 68th percentile in 2020 and 55th percentile for the five-year period ended December 31, 2020.

Based on information provided by the independent compensation consultant, the Compensation Committee determined that in 2020 the target total direct compensation of our CEO approximated the median of the chief executive officers in our executive compensation peer group, and the target total direct compensation of our other NEOs fell between the 50th and 75th percentile to the comparable executive officers in our executive compensation peer group. The Compensation Committee determined that these ranges were appropriate and not in need of modification at this time.

Internal Pay Equity

The Compensation Committee broadly considers internal pay equity when setting compensation levels for our executives in order to foster a team culture among the executive officers. Our executive compensation program uses the same compensation components for our NEOs, with a few exceptions. Our CEO and President receive 80% of their long-term equity incentive awards in performance-based RSUs and the remaining 20% in service-based RSUs, while the other NEOs receive 60% of their long-term equity incentive awards in performance-based RSUs and the remaining 40% in service-based RSUs. Our annual cash incentive award program provides all NEOs with the same target annual cash incentive award opportunity of 150.0% of their respective base salaries based on a company profitability performance objective.

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COMPENSATION DISCUSSION AND ANALYSIS

PRINCIPAL COMPONENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

Base Salary

The base salary payable to each of our NEOs is the minimum compensation that such executive receives in any year. Base salaries reflect the individual skills, experience and roles and responsibilities of the executive officer within the Company.

The Compensation Committee normally adjusts NEO salaries annually to reflect merit, promotion or change in role and changes in market rates for similar positions. In July 2020, the Compensation Committee, in consideration of the impact of the COVID-19 pandemic on the Company's stakeholders, and upon the recommendation of our CEO, elected to freeze base salaries for our corporate officers (including our NEOs) at 2019 levels for 2020. Consequently, the target annual cash incentive award opportunity, which is 150.0% of base salary, was also frozen at 2019 levels.

We believe that base salaries of our NEOs (other than our President) continue to approximate the market median of salaries paid to comparable officers at companies in our executive compensation peer group. The base salary for our President (and former CFO during 2020) approximates the market's 75th percentile.

We do not have employment agreements with any of our executive officers. No executive officer has a minimum base salary or guaranteed salary increase.

Annual Cash Incentive Awards

The Compensation Committee uses pretax income margin as the metric for measuring the Company's profitability under the annual cash incentive plan. The Compensation Committee selected pretax income margin because it is the primary metric informing the Company's corporate and operational decision-making, including capital allocation. The Compensation Committee believes that pretax income margin is an appropriate metric for purposes of our annual cash incentive plan as it incentivizes management to increase the Company's long-term profitability and efficiency.

In concert with the Company's compensation philosophy of overweighting performance-based pay, our NEOs have annual cash incentive opportunities that may result in higher cash payments than those for comparable officers within our executive compensation peer group, but such awards are only payable if the Company meets demanding objectives. This structure currently results in total cash compensation near the median for our CEO compared to the chief executives of companies in our executive compensation peer group and total cash compensation in the top quartile for our other NEOs compared to similar executives of companies in our executive compensation peer group.

As in past years, each NEO has a 2021 target annual cash incentive award of 150.0% of base salary. The target award of 150.0% will be earned if pretax income margin for 2021 is 5.75%, which would place the Company in approximately the 48th percentile of pretax income margin performance in its executive compensation peer group. No payment will be made if pretax income margin is less than 3.00%, which would place the Company in the 28th percentile of pretax income margin performance in its executive compensation peer group. The maximum award of 300.0% will be earned if pretax income margin equals or exceeds 8.50%, which would place the Company in the 63rd percentile of pretax income margin performance in its executive compensation peer group, which has only been achieved once since 2008. In the five-year period from January 1, 2016 through December 31, 2020, the Company achieved pretax income margin below the target zero times; equal to or above target but below the maximum four times; and equal to or above the maximum one time. Accordingly, the Committee

50    2020 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

believes these pretax income margin goals are appropriately demanding from the perspectives of both the stockholders and the executives.

	Pretax Income Margin	Payout as Percentage of Base Salary
Threshold	3.00%	20.0%
Target	5.75%	150.0%
Maximum	8.50%	300.0%

Awards are calculated on a sliding scale. If the Company achieves annual pretax income margin within the range of 3.00% and 8.50%, then mathematical interpolation is used to determine the actual incentive award in the applicable range (threshold to target or target to maximum).

When analyzing the actual and potential payouts under the Company's annual cash incentive plan, especially its maximum incentive awards and resulting cash compensation levels, the Committee found the plan supported its pay-for-performance principles in 2020.

Pretax income of 8.50% would have produced cash compensation levels ranking into the executive compensation peer group's top quartile. However, these pay levels are hypothetical and would only have been supported by pretax income margin of at least 8.50%, which would position NEO pay in the peer group's 64th percentile results for the past year as well as the prior three, five, seven and ten years. Further, in 2019 the Company generated record pretax income, record net income attributable to Reliance and record earnings per diluted share. 2019 was also the first time since 2008 that the Company achieved a pretax income of 8.50% or above. In other words, management could have earned maximum levels of pay only by delivering exceptional results. The Company's 2020 pretax income margin (as calculated per the terms of the plan) was 7.46% and resulted in a payout under the plan equal to 243.3% of each NEO's year-end base salary.

Long-Term Equity Incentive Compensation

The Compensation Committee recommends grants of equity awards for NEOs, but the independent directors of the full Board approve all such grants. The Compensation Committee considers executive compensation peer group data from Pay Governance as well as the recommendations of our CEO with respect to any grants of equity awards to the NEOs (other than himself) and other executive officers, as well as to corporate officers and other key employees.

In making its recommendations to the independent directors, the Compensation Committee considers the position of the NEO, his or her importance to the Company's results and operations, his or her individual performance, the equity awards previously granted to that individual, the terms and market value of the equity grant, the total value of the equity grant and the relative number of such recommended grants among the various individuals then under consideration for grants, as well as the potential dilution and the related expense as a percentage of pretax income. The Committee also considers market data for executives in comparable positions within our executive compensation peer group.

Eighty percent (80%) of our CEO and President's (and former CFO during 2020) restricted stock unit awards and sixty percent (60%) of the other NEOs' restricted stock unit awards granted in 2020 will vest if, after a three-year period that expires on December 31, 2022, the Company achieves a ROA result at or above a minimum threshold. The remaining twenty percent (20%) of the CEO and President's (and former CFO during 2020) restricted stock unit awards granted in 2020 and forty percent (40%) of the other NEOs' restricted stock unit awards will vest on December 1, 2022 subject to the individuals' continued service through such date. The allocation of performance-based and service-based awards is intended to balance performance and retention objectives. In striking the appropriate balance, the Compensation Committee sought to design a policy that incentivizes strong performance while also

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COMPENSATION DISCUSSION AND ANALYSIS

strengthening the retention aspects of the long-term equity awards since the Company does not maintain employment agreements with its executive officers. The RSUs will be forfeited if the ROA results are not achieved at or above the threshold (for performance-based awards), or the individual voluntarily leaves the Company or is terminated for cause. The award agreements for the RSUs provide for prorated vesting if an individual's employment terminates (i) due to a qualifying retirement, death or disability or (ii) without cause following a change in control.

The performance-based awards granted in 2020 will vest if the Company achieves a ROA result over the three-year performance period ending December 31, 2022 at or above a minimum threshold. ROA for the performance period is calculated as the average of the annual ROA (operating income for the year (as adjusted for certain non-recurring items) divided by the average total assets for the year) for each of the three years in the performance period. Mathematical interpolation is applied to determine the actual incentive award if the calculated ROA result is in the applicable range (threshold to target or target to maximum).

	ROA	Number of RSUs Vested
Threshold	6.00%	25.0%
Target	8.00%	100.0%
Maximum	13.00%	200.0%

During the 10-year period from January 1, 2011 through December 31, 2020, the Company has achieved a ROA for the performance period below the threshold zero times; equal to the threshold but below the target four times; equal to the target but below the maximum six times; and equal to or above the maximum zero times. As with the Company's pretax income margin goals, the Committee believes these historical results indicate its long-term performance goals are reasonably demanding.

Results for the performance-based equity awards granted in 2018 were determined in the first quarter of 2021 and resulted in 163.4% of the target number of awards vesting based on a ROA of 11.17%.

52    2020 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

SERP and Deferred Compensation Plan

SERP.    In 1996, the Company adopted the SERP to provide post-retirement benefits to certain of our executive officers and other key employees and also to provide for a pre-retirement death benefit. The SERP was amended and restated effective as of January 1, 2009 at which time it was frozen to new participants. The 2009 amendment and restatement shifted the risk of the performance of the individual's retirement plan investments from the Company to the participants, eliminated the offsets to the SERP benefit and reduced the benefit amount to 38% of the average of the participant's highest five years total cash compensation during the final ten years of employment (from 50% less offsets for the value of the Company contributions to the Reliance Steel & Aluminum Co. Master 401(k) Plan (the "401(k) Plan") and Employee Stock Ownership Plan ("ESOP") as well as social security benefits). The 2009 amendment and restatement also brought the SERP into compliance with Rule 409A under the Internal Revenue Code, among other things. Mrs. Lewis and Mr. Sales are the only NEOs that participate in the SERP.

Deferred Compensation Plan.    We also adopted the Deferred Compensation Plan to provide supplemental retirement benefits to certain key employees as well as to combine and replace certain deferred compensation plans and supplemental executive retirement plans that existed at certain companies when we acquired them. The Deferred Compensation Plan does not provide for any minimum or guaranteed rate of return.

The Deferred Compensation Plan was amended and restated effective January 1, 2013 to allow all corporate officers and subsidiary officers to participate. Messrs. Hoffman, Koch and Shanley are the only NEOs receiving Company contributions under the Deferred Compensation Plan. Mr. Hoffman was previously a participant in a subsidiary plan that was replaced by the Deferred Compensation Plan. In addition, as a former employee of Earle M. Jorgensen Company, a wholly-owned subsidiary of Reliance, Mr. Hoffman is entitled to receive the cash equivalent of 3,824 shares of Reliance common stock with a market value of $457,924 as of December 31, 2020 under the Earle M. Jorgensen Company Supplemental Bonus Plan.

The Compensation Committee considers the SERP benefits and any benefits under the Deferred Compensation Plan in its analysis of each of the NEOs' total compensation. In comparing the values of the SERP and the Deferred Compensation Plan against the retirement benefits offered at companies in the Company's executive compensation peer group in July 2020, the Compensation Committee found that the values of these benefits are competitive for the NEOs.

Other Benefits

Limited Perquisites.    Perquisites provided by the Company are limited in both type and monetary value. The Company reimburses our NEOs for certain memberships used primarily for business purposes.

Other Benefits.    Other than the SERP and the Deferred Compensation Plan described above, the NEOs participate in the Company's health, welfare, retirement and other plans, such as the 401(k) Plan and the ESOP, on the same basis as these benefits are generally available to all eligible employees. Employees hired on or after January 1, 2017 are not eligible to participate in the ESOP and the Company ceased making annual contributions to the ESOP after the 2018 plan year.

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COMPENSATION DISCUSSION AND ANALYSIS

ADDITIONAL INFORMATION

No Employment Agreements; Potential Payments Upon Termination or Change in Control

We do not have individual employment agreements that provide change in control or severance benefits to any of our executive officers, including the NEOs. We have been successful in attracting and retaining an experienced and effective management team without the use of such agreements. Most of our executives have been with Reliance for many years and have built their careers at Reliance and its subsidiaries. On average, our NEOs have more than 15 years' tenure with Reliance and over 36 years of industry experience. Generally, if an employee ceases to be employed at the Company before his or her RSUs vest, these units will expire on the date the employee is terminated. However, the executive (or beneficiary) is eligible to receive a prorated payout of his or her RSUs based on the number of days employed during the vesting period if the termination of employment is without cause following a change in control or results from death, disability, or retirement.

54    2020 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

The following table and discussion set forth the estimated incremental value that would have been transferred to each NEO under various scenarios relating to a termination of employment if such termination had occurred on December 31, 2020. The actual amounts that would be paid to any NEO upon termination of employment can only be determined at the time of an actual termination of employment and would vary from those listed below.

Estimated Benefits Upon Termination or Change in Control

	Qualified Retirement ($)	Termination for Cause ($)	Termination Without Cause ($)	Termination Without Cause Following Change-in- Control ($)	Change-in- Control Only ($)	Death ($)	Disability ($)
James D. Hoffman
Cash severance payment	0	0	0	0	0	0	0
Value of accelerating vesting of incentive compensation(1)	13,787,814	0	0	13,787,814	0	13,787,814	13,787,814
Continuation of benefits(2)	0	0	0	0	0	0	0
Pension and nonqualified compensation benefit(3)	0	0	0	0	0	0	0
Total	13,787,814	0	0	13,787,814	0	13,787,814	13,787,814
Karla R. Lewis
Cash severance payment	0	0	0	0	0	0	0
Value of accelerating vesting of incentive compensation(1)	7,277,377	0	0	7,277,377	0	7,277,377	7,277,377
Continuation of benefits(2)	0	0	0	0	0	0	0
Pension and nonqualified compensation benefit(3)	0	0	0	2,857,122	0	0	0
Total	7,277,377	0	0	10,134,499	0	7,277,377	7,277,377
William K. Sales, Jr.
Cash severance payment	0	0	0	0	0	0	0
Value of accelerating vesting of incentive compensation(1)	2,739,822	0	0	2,739,822	0	2,739,822	2,739,822
Continuation of benefits(2)	0	0	0	0	0	0	0
Pension and nonqualified compensation benefit(3)	36,323	0	36,323	391,355	0	0	36,323
Total	2,776,145	0	36,323	3,131,177	0	2,739,822	2,776,145
Stephen P. Koch
Cash severance payment	0	0	0	0	0	0	0
Value of accelerating vesting of incentive compensation(1)	2,453,147	0	0	2,453,147	0	2,453,147	2,453,147
Continuation of benefits(2)	0	0	0	0	0	0	0
Pension and nonqualified compensation benefit(3)	847,918	0	0	0	0	847,918	847,918
Total	3,301,065	0	0	2,453,147	0	3,301,065	3,301,065
Michael P. Shanley
Cash severance payment	0	0	0	0	0	0	0
Value of accelerating vesting of incentive compensation(1)	2,453,147	0	0	2,453,147	0	2,453,147	2,453,147
Continuation of benefits(2)	0	0	0	0	0	0	0
Pension and nonqualified compensation benefit(3)	180,819	0	0	0	0	180,819	180,819
Total	2,633,966	0	0	2,453,147	0	2,633,966	2,633,966

(1)
Includes the prorated value of the number of unvested RSUs granted in 2019 and 2020 based on a shortened performance period ending on December 31, 2020 (based on performance through such date). The value of long-term equity incentive compensation included in this amount is based on a price per share of $119.75, the closing price of the Company's common stock on December 31, 2020.

(2)
Excludes certain benefits generally available to salaried employees, such as certain disability benefits, accrued vacation and distributions under our 401(k) and ESOP plans.

(3)
Represents the amount of benefit in excess of the present value of accumulated benefits payable on retirement by the SERP or the amount of unvested company contributions under the Deferred Compensation Plan (see page 53).

The annual cash incentive and restricted stock unit awards do not provide incremental value upon termination or a change in control without termination occurring on December 31, 2020, as the NEO would be fully vested in the 2020 annual cash incentive and the performance-based restricted stock awards granted in 2018, having been employed the entire performance period.

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COMPENSATION DISCUSSION AND ANALYSIS

The SERP provides that if a participant is terminated without cause following a change in control or a participant has attained age 55 and completed 10 years of service, any unvested rights of a participant to receive certain retirement benefits under the SERP shall become fully vested. If a participant incurs a separation of service from the Company (other than a separation due to death or disability) (i) prior to (i) attaining age 55 and completing 10 years of service and (ii) not as a result of a termination without cause following a change in control, then such participant shall not be entitled to any benefits under the SERP.

The Deferred Compensation Plan provides that the participants receive their vested account balance upon termination or a change in control. If a termination occurs without cause following a change in control or results from death, disability, or retirement, the participant (or beneficiary) receives their total account balance.

The RSUs provide that upon a change in control if a recipient's employment is terminated or substantially diminished (a.k.a. double trigger):

  •
  the service-based RSUs will become vested by prorating the number of such RSUs as if the vesting period ended on the date of the termination, and

  •
  the performance-based RSUs will become vested only upon the achievement of the relevant performance metric measured during a shortened performance period ending on the most recent quarter-end before the date of the termination, with the number of shares prorated based on such shortened performance period.

Stock Ownership Requirements

Our stock ownership policy requires our officers to own shares of our common stock (including unvested RSUs) equal in value to a multiple of their respective annual base salaries within five years from the date of appointment. The stock ownership requirements applicable to our senior executive officers as well as the value of common stock held by them is set forth below:

Role	Value of Common Stock Required to be Owned	Value of Common Stock Held at 3/26/21 ($)(1)	Multiple of Base Pay
CEO	5 times annual base salary	44,336,775	37.4x
President	4 times annual base salary	28,721,068	31.9x
Executive Vice Presidents	3 times annual base salary	25,114,043	39.5x
Senior Vice Presidents	2.25 times annual base salary	32,408,275	15.1x
Vice Presidents	1 times annual base salary	3,633,649	8.1x

(1)
The value of unvested performance-based RSUs is calculated based on target number of awards for the ownership requirement.

All of the NEOs are in compliance with these stock ownership requirements. See the "Securities Ownership of Certain Beneficial Owners and Management" table below on page 65 for the current stock ownership of our directors and the NEOs.

Clawback and Recoupment Policy

To further reduce the possibility of excessive risk taking, the Compensation Committee has adopted a clawback and recoupment policy that requires NEOs to repay to the Company all or a portion of the incentive cash award or RSUs awarded to the NEO if the basis for the award adversely changed as a result of a restatement of the Company's financial statements or any other material change in the factors underlying the performance criteria.

56    2020 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Hedging and Pledging Policies

Our Insider Trading and Securities Compliance Policy contains provisions restricting the hedging and pledging of Company securities by our directors, officers and certain employees.

Derivatives Trading.    Directors, officers and designated insider employees subject to our insider trading policy may not purchase or sell options on Reliance common stock or engage in short sales of Reliance common stock.

Hedging Policy.    Directors, officers and designated insider employees subject to our insider trading policy are prohibited from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or otherwise engaging in transactions that hedge or offset any change in the value of the Company's securities held directly or indirectly by such individual, including units granted as a component of compensation or otherwise.

Pledging Policy.    Directors, officers and designated insider employees subject to our insider trading policy are prohibited from holding securities of the Company in a margin account or pledging such securities as collateral for loans, except for securities pledged as of the effective date of the policy or which have already been pledged at the time an individual becomes a director. None of the Company's directors or executive officers had any such pledging arrangements in place as of December 31, 2020.

Tax and Accounting Considerations

Under Section 162(m) of the Internal Revenue Code, a publicly held company generally is limited to a $1 million annual tax deduction for compensation paid to each of its "covered employees," which are the NEOs. Prior to the enactment of the Tax Cuts and Jobs Act of 2017, certain "qualified performance-based compensation" was excluded from the $1 million deduction limit. The Tax Cuts and Jobs Act of 2017 repealed the qualified performance-based compensation exception, subject to a transition rule for compensation provided pursuant to a written binding contract which was in effect on November 2, 2017 and which was not modified in any material respect on or after that date.

The Company, however, has not taken any steps at this time to change its compensation program to reflect the change in the Code, including the elimination of the "qualified performance-based compensation" exclusion from the $1 million deduction limit. While the Compensation Committee believes that the tax deductibility of compensation is a factor to be considered, the Compensation Committee believes that it is in the best interests of the Company and our stockholders for the Committee to exercise discretion to grant awards even if the award is not deductible for tax purposes.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors is composed entirely of the independent, non-employee directors listed below.

The Compensation Committee has reviewed the CD&A and has discussed it with senior management. Based on the review and discussions, the Compensation Committee unanimously recommended to the Board of Directors that the CD&A be included in this proxy statement and, to the extent appropriate, the Company's Annual Report on Form 10-K for the year ended December 31, 2020.

This report is submitted on behalf of the members of the Compensation Committee.

Date: April 8, 2021

Lisa L. Baldwin Robert A. McEvoy	Karen W. Colonias Andrew G. Sharkey, III	John G. Figueroa, Chair

58    2020 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES

The following table summarizes certain information concerning the compensation that our NEOs earned for the years 2020, 2019 and 2018:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
James D. Hoffman	2020	1,185,000	—	7,199,998	—	2,882,749	—	1,832,706	13,100,453
Chief Executive Officer	2019	1,130,000	—	7,198,088	—	3,555,000	—	1,886,914	13,770,002
	2018	730,000	—	1,954,832	—	1,911,000	—	392,386	4,988,218
Karla R. Lewis	2020	900,000	—	3,799,985	—	2,189,430	3,347,782	172,706	10,409,903
President (and former	2019	900,000	—	3,799,358	—	2,700,000	2,214,002	184,188	9,797,548
Chief Financial Officer	2018	672,500	—	1,954,832	—	1,690,500	(71,210)	104,662	4,351,284
during 2020)
William K. Sales, Jr.	2020	635,000	—	1,519,978	—	1,544,765	2,673,801	143,653	6,517,197
Executive Vice President,	2019	630,000	—	1,518,863	—	1,905,000	1,983,286	160,428	6,197,577
Operations	2018	609,000	—	1,453,485	—	1,531,250	331,568	92,386	4,017,689
Stephen P. Koch	2020	575,000	—	1,359,989	—	1,398,802	—	190,748	3,524,539
Senior Vice President,	2019	565,000	—	1,360,373	—	1,725,000	—	205,625	3,855,998
Operations	2018	540,000	—	1,301,817	—	1,359,750	—	184,202	3,385,769
Michael P. Shanley	2020	545,000	—	1,359,989	—	1,325,822	—	329,748	3,560,559
Senior Vice President,	2019	535,000	—	1,360,373	—	1,635,000	—	344,625	3,874,998
Operations	2018	511,500	—	1,301,817	—	1,286,250	—	284,202	3,383,769

(1)
The amounts in this column reflect the grant date fair value of the target number of RSUs awarded in 2020, 2019 and 2018. The values are calculated in accordance with the Stock Compensation topic of the Financial Accounting Standards Board ("FASB") Accounting Standards Codification (the "Codification") and pursuant to the Company's equity compensation plans by multiplying the closing price of the Company's common stock on the grant date by the number of service-based RSUs and the target number of performance-based RSUs awarded to each NEO. Results for the performance-based equity awards granted in 2018 were determined in February 2021. The performance-based equity awards granted in 2018 vested on December 31, 2020, with payouts on the 2018 ROA award above target, resulting in total performance shares earned by our NEOs at 163.4% of the target. The grant date fair values of performance-based RSUs granted to each NEO in 2020 at the maximum possible payout are as follows: $11,520,030 for Mr. Hoffman; $6,079,910 for Mrs. Lewis; $1,823,973 for Mr. Sales; and $1,632,019 for Messrs. Koch and Shanley.

(2)
Represents earned amounts under the Company's annual cash incentive plan. See "Principal Components of Our Executive Compensation Program-Annual Cash Incentive Awards" on page 50 and "Grants of Plan Based Awards" on page 60.

(3)
The amounts represent the change in the present value of the accumulated benefits payable on the retirement of the NEOs that participate in the SERP. These amounts are determined using interest rate and mortality assumptions consistent with those included in Note 13 of the Notes to Consolidated Financial Statements in the Annual Report on Form 10-K for the year ended December 31, 2020. The following summarizes the total change in pension value in 2020 due to the change in the discount rate, mortality tables, and other factors:

Name	Change in Pension Value Due to Change in Discount Rate ($)	Change in Pension Value- All Other ($)	Total Change in Pension Value ($)
Karla R. Lewis	838,358	2,509,424	3,347,782
William K. Sales, Jr.	97,659	2,576,142	2,673,801

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(4)
The 2020 All Other Compensation amounts are composed of the following:

Name	401(k) Match Contributions ($)	Company Contribution to Deferred Compensation Plan ($)	Dividend Equivalents on RSUs ($)	All Other Compensation ($)
James D. Hoffman	9,975	1,660,000	162,731	1,832,706
Karla R. Lewis	9,975	—	162,731	172,706
William K. Sales, Jr.	9,975	—	133,678	143,653
Stephen P. Koch	9,975	61,000	119,773	190,748
Michael P. Shanley	9,975	200,000	119,773	329,748

GRANTS OF PLAN BASED AWARDS

The following table sets forth plan-based awards granted to the NEOs under our annual cash incentive plan and the Amended and Restated 2015 Incentive Award Plan during 2020:

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)				Estimated Future Payouts Under Equity Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option

Name	Threshold ($)	Target ($)	Maximum ($)	Grant Date	Threshold (#)	Target (#)	Maximum (#)	Units (#)(3)	Options (#)	Awards ($/sh)	Awards ($)(4)
James D. Hoffman	237,000	1,777,500	3,555,000	3/24/2020	17,389	69,557	139,114				5,760,015
				3/24/2020				17,389	—	—	1,439,983
Karla R. Lewis	180,000	1,350,000	2,700,000	3/24/2020	9,178	36,710	73,420				3,039,955
				3/24/2020				9,178	—	—	760,030
William K. Sales, Jr.	127,000	952,500	1,905,000	3/24/2020	2,753	11,013	22,026				911,987
				3/24/2020				7,342	—	—	607,991
Stephen P. Koch	115,000	862,500	1,725,000	3/24/2020	2,464	9,854	19,708				816,010
				3/24/2020				6,569	—	—	543,979
Michael P. Shanley	109,000	817,500	1,635,000	3/24/2020	2,464	9,854	19,708				816,010
				3/24/2020				6,569	—	—	543,979

(1)
Reflects the threshold, target and maximum payout amounts of non-equity incentive plan awards that were in effect for 2020 under the annual cash incentive plan. The threshold, target and maximum payout amounts were determined in accordance with the terms of the annual cash incentive plan. The award amount is a percentage of the NEO's year-end base salary, with the percent based upon the threshold, target and maximum targets. In order to receive any award, the Company's pretax income margin must be at least 3.00%, which results in an award of 20.0% of the NEO's year-end base salary. The 2020 target amount is based on a pretax income margin of 5.75% and results in an award of 150.0% of the NEO's year-end base salary. The maximum amount is based on a pretax income margin of 8.50% or higher, which results in an award of 300.0% of the NEO's year-end base salary. These columns do not reflect the actual amounts paid, but only provide an example of how the awards would be calculated under the plan if the specified levels of pretax income margin were achieved. Pretax income margin (as calculated per the terms of the plan) for 2020 was 7.46%, which was above target and resulted in a payout under the plan equal to 243.3% of each NEO's year-end base salary and is included in the Summary Compensation Table, above.

(2)
Reflects the threshold, target and maximum number of shares of common stock of the Company for the restricted stock units granted in March 2020 that will vest if the Company achieves certain ROA results. The performance period for all such awards is a three-year performance period consistent with prior years.

(3)
Represents the number of service-based restricted stock units awarded to each NEO in March 2020 that will vest on December 1, 2022 if the NEO continues to be employed by the Company on such date.

(4)
Reflects the grant date fair value of the service-based restricted stock units and the target number of performance-based restricted stock units awarded to each NEO.

60    2020 PROXY STATEMENT

OPTION EXERCISES AND STOCK VESTING

The following table sets forth information for the NEOs with regard to stock options exercised, service-based RSUs vested and settled and performance-based RSUs determined during 2020:

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
James D. Hoffman	—	—	28,234	3,218,774
Karla R. Lewis	—	—	28,234	3,218,774
William K. Sales, Jr.	—	—	23,278	2,646,795
Stephen P. Koch	—	—	20,857	2,371,496
Michael P. Shanley	—	—	20,857	2,371,496

(1)
The amounts are based on the closing price of the Company's common stock when the awards are settled. Results for the performance-based equity awards granted in 2017 were determined in February 2020. The performance-based equity awards granted in 2017 vested on December 31, 2019, with payouts on the 2017 ROA award above target, resulting in total performance shares earned by our NEOs at 162.0% of the target.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth outstanding equity awards held by the NEOs at December 31, 2020:

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
James D. Hoffman	—	—	—	—	—	33,739	4,040,245	269,914	32,322,202
Karla R. Lewis	—	—	—	—	—	17,808	2,132,508	142,460	17,059,585
William K. Sales, Jr.	—	—	—	—	—	14,242	1,705,480	42,726	5,116,439
Stephen P. Koch	—	—	—	—	—	12,749	1,526,693	38,248	4,580,198
Michael P. Shanley	—	—	—	—	—	12,749	1,526,693	38,248	4,580,198

(1)
The annual ROA calculated for the year ended December 31, 2020 was above target. In accordance with SEC rules, performance-based awards are reported at maximum levels.

(2)
The value is based on a price per RSU of $119.75, the closing price of the Company's common stock on December 31, 2020.

(3)
The table below presents the vesting schedule for the unvested restricted stock unit awards (performance-based awards are presented at maximum levels):

		Vesting Schedule for Unvested RSUs

		Service-based vesting on December 1,		Performance-based vesting on December 31,

Name	Grant Date	2021	2022	2021	2022
James D. Hoffman	3/25/2019	16,350	—	130,800	—
	3/24/2020	—	17,389	—	139,114
Karla R. Lewis	3/25/2019	8,630	—	69,040	—
	3/24/2020	—	9,178	—	73,420
William K. Sales, Jr.	3/25/2019	6,900	—	20,700	—
	3/24/2020	—	7,342	—	22,026
Stephen P. Koch	3/25/2019	6,180	—	18,540	—
	3/24/2020	—	6,569	—	19,708
Michael P. Shanley	3/25/2019	6,180	—	18,540	—
	3/24/2020	—	6,569	—	19,708

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PENSION BENEFITS

The estimated present value of accumulated benefits payable by the SERP at the normal retirement age of 65 for each of the executive officers named below, determined using interest rate and mortality assumptions consistent with those included in Note 13 in the Notes to Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2020, is as follows:

Name(1)	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit ($)	Payments During 2020 ($)
Karla R. Lewis	Supplemental Executive Retirement Plan	29	8,985,586	—
William K. Sales, Jr.	Supplemental Executive Retirement Plan	23	10,019,813	—

(1)
Messrs. Hoffman, Koch and Shanley are not participants in the SERP.

Reliance adopted the Deferred Compensation Plan effective December 1, 2008; it was subsequently amended and restated effective January 1, 2013. The Deferred Compensation Plan is administered by the Compensation Committee. NEOs who participate in the SERP do not receive contributions from the Company under the Deferred Compensation Plan.

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in 2020 ($)	Company Contributions in 2020 ($)(1)	Aggregate Gain in 2020 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/20 ($)(2)
James D. Hoffman	—	1,660,000	1,078,415	—	7,468,229
William K. Sales, Jr.	—	—	258,518	—	1,890,703
Stephen P. Koch	—	61,000	16,187	(47,261)	1,961,158
Michael P. Shanley	—	200,000	141,907	—	2,694,356

(1)
2020 Company contributions of $1,660,000 (vested on December 31, 2020) to Mr. Hoffman, $61,000 (vesting on December 31, 2022) to Mr. Koch and $200,000 (vesting 50% on January 1, 2021, 25% on January 1, 2022 and 25% on January 1, 2023) to Mr. Shanley were reported as "All Other Compensation" in the accompanying Summary Compensation Table.

(2)
Of the amounts in this column, $3,563,731 for Mr. Hoffman, $811,000 for Mr. Koch and $1,000,000 for Mr. Shanley was included in the Summary Compensation Table for previous years.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2020 regarding shares outstanding and available for issuance under our Amended and Restated 2015 Incentive Award Plan and our Directors Equity Plan:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance (#)
Equity compensation plans approved by our stockholders	—	—	2,182,604
Equity compensation plans not approved by our stockholders	—	—	—
Total	—	—	2,182,604

62    2020 PROXY STATEMENT

PAY RATIO DISCLOSURE

Presented below is the ratio of annual total compensation of our CEO to the annual total compensation of our median employee (excluding our CEO). The ratio presented below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Securities Act of 1933, as amended. The pay ratio rules provide companies with flexibility to select the methodology and assumptions used to identify the median employee, calculate the median employee's compensation and estimate the pay ratio. As a result, our methodology may differ from those used by other companies, which likely will make it very difficult to compare pay ratios with other companies, including those within our industry.

We identified the median employee from the Company's employee population as of December 31, 2020. After excluding employees under the "de minimis exemption" (as described below), the Company's employee population consisted of 12,298 employees located in the U.S., Canada, Mexico and the United Kingdom. For purposes of identifying the median employee, the Company was permitted to exclude up to 5% of its total employees who are non-U.S. employees. The Company relied on this exemption to exclude the employee populations of the following jurisdictions, which collectively accounted for less than 5% of the Company's total employee population of 12,766 as of December 31, 2020: Australia (5); Belgium (38); France (21); India (14); Malaysia (64); People's Republic of China (171); Singapore (41); South Korea (73); Turkey (21); and the United Arab Emirates (20).

In identifying our median employee, we calculated the annual total compensation of each employee for the 12-month period that ended on December 31, 2020. Annual total compensation for these purposes included base salary, overtime wages, bonus, commissions, incentives and comparable cash elements of compensation in non-U.S. jurisdictions and was calculated using internal payroll records. Specifically excluded from the annual compensation measure in identifying the median employee were retirement benefits and stock-based compensation. The compensation for full-time employees who were not employed by us for the entire 12-month period was annualized to reflect compensation for the entire 12-month period.

The 2020 annual total compensation as determined under Item 402(u) of Regulation S-K for our CEO was $13,100,453. As reflected in the Summary Compensation Table, $7,199,998 of our CEO's total compensation was equity-based of which 80% is tied to performance targets. The 2020 annual total compensation for our median employee was $68,100. The ratio of our CEO's annual total compensation to our median employee's total cash compensation for fiscal year 2020 is approximately 192 to 1.

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DIRECTOR COMPENSATION

The Company's philosophy is to provide competitive compensation necessary to attract and retain high-quality non-employee directors. We compensate each non-employee director with an annual retainer as well as an annual grant of restricted stock. We do not pay additional fees for attendance at Board meetings, committee meetings, and meetings of the non-management or independent directors. We pay additional amounts to the chairs of the standing committees of the Board and the non-executive Chairman of the Board. Directors who are employees of the Company (currently, only Mr. Hoffman and Mrs. Lewis) receive no additional compensation for service as a director. All directors are reimbursed for expenses incurred in connection with Board meetings, committee meetings, and meetings of the non-management or independent directors.

In 2020, each non-employee director was paid an annual retainer of $130,000 and received an award of 1,423 shares of restricted stock (approximately $130,000 grant date fair value) which are not subject to vesting criteria. In addition, the Company paid the Audit Committee Chair an annual retainer of $25,000, the Compensation Committee Chair an annual retainer of $20,000, and the Nominating and Governance Committee Chair an annual retainer of $20,000. In addition, the Company's non-executive Chairman of the Board received an annual retainer of $150,000. All cash payments to directors in 2020 were paid in equal quarterly installments.

The Nominating and Governance Committee reviews the competitiveness of director compensation every other year, including the appropriateness of the form, mix and amount of director compensation, and makes recommendations to the Board concerning such compensation with a view toward attracting and retaining qualified directors. The Nominating and Governance Committee also seeks advice from the Company's independent compensation consultant.

DIRECTOR COMPENSATION TABLE

The following table sets forth certain information regarding fees paid and expense for equity awards under the Directors Equity Plan during 2020:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Sarah J. Anderson	155,000	129,920	284,920
Lisa L. Baldwin	130,000	129,920	259,920
Karen W. Colonias	130,000	129,920	259,920
John G. Figueroa	150,000	129,920	279,920
David H. Hannah(2)	130,000	129,920	259,920
Mark V. Kaminski	280,000	129,920	409,920
Robert A. McEvoy	130,000	129,920	259,920
Andrew G. Sharkey, III	130,000	129,920	259,920
Douglas W. Stotlar	150,000	129,920	279,920

(1)
The amounts in this column reflect the grant date fair value of the shares of stock awarded in 2020. The values are calculated in accordance with the Stock Compensation topic of the FASB Codification, and are based on the closing price of the Company's common stock on the date of the grant. The stock awards were granted to non-employee directors on May 20, 2020 and are not subject to vesting criteria.

(2)
Mr. Hannah is not standing for re-election and will retire from the Board of Directors effective at the Annual Meeting.

64    2020 PROXY STATEMENT

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of March 26, 2021, with respect to the beneficial ownership of our common stock by (i) persons or groups known to Reliance to be beneficial owners of more than five percent (5%) of Reliance's common stock, (ii) each director and each executive officer named in the Summary Compensation Table and (iii) all directors and executive officers as a group:

Names and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)		Percentage of Outstanding Shares Owned
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	6,600,183	(3)	10.36%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	5,683,361	(4)	8.92%
Arthur Ajemyan	5,483	(5)	*
Sarah J. Anderson	13,052		*
Lisa L. Baldwin	1,423		*
Karen W. Colonias	6,078		*
John G. Figueroa	17,755		*
David H. Hannah	81,078	(6)	*
James D. Hoffman	65,164	(7)	*
Mark V. Kaminski	27,743	(8)	*
Stephen P. Koch	9,677	(9)	*
Karla R. Lewis	68,566	(10)	*
Robert A. McEvoy	20,788	(11)	*
William K. Sales, Jr.	114,954	(12)	*
Michael P. Shanley	22,664	(13)	*
Andrew G. Sharkey, III	21,823	(14)	*
Douglas W. Stotlar	6,078	(15)	*
All directors and executive officers as a group (17 persons)	494,324	(16)	*

*
Less than 1%.

(1)
Unless otherwise indicated, the address of each beneficial owner is 350 South Grand Avenue, Suite 5100, Los Angeles, California 90071.

(2)
Reliance has been advised that the named stockholders have the sole power to vote and to dispose of the shares set forth after their names, except as noted.

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SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(3)
The Vanguard Group filed an amended Schedule 13G on February 10, 2021 in which it identifies itself as an investment advisor having shared voting power over 43,065 shares, shared dispositive power over 95,359 shares and sole dispositive power over 6,504,824 shares.

(4)
BlackRock, Inc. filed an amended Schedule 13G on February 1, 2021 in which it identifies itself as a parent holding company, with sole voting power over 5,359,301 shares and sole dispositive power over 5,683,361 shares.

(5)
Excludes 1,243 shares and 1,036 shares with respect to which Mr. Ajemyan has a vested right and shared voting power pursuant to our ESOP and 401(k) Plan, respectively. Excludes 17,856 unvested restricted stock units.

(6)
All shares owned by Mr. Hannah are held by Mr. Hannah and his wife as co-trustees of the David H. and Joan B. Hannah Family Trust.

(7)
Excludes 1,138 shares and 3,612 shares with respect to which Mr. Hoffman has a vested right and shared voting power pursuant to our ESOP and 401(k) Plan, respectively. Excludes 219,612 unvested restricted stock units.

(8)
Includes 14,266 shares owned by Mr. Kaminski and 13,477 shares held by Mr. Kaminski as trustee of the Elizabeth S. Kaminski Gift Trust.

(9)
Excludes 747 shares and 1,075 shares with respect to which Mr. Koch has a vested right and shared voting power pursuant to our ESOP and 401(k) Plan, respectively. Excludes 41,490 unvested restricted stock units.

(10)
Excludes 6,844 shares and 201 shares with respect to which Mrs. Lewis has a vested right and shared voting power pursuant to our ESOP and 401(k) Plan, respectively. Excludes 115,910 unvested restricted stock units.

(11)
Includes 19,578 shares owned by Mr. McEvoy and 1,210 shares held as custodian for his children under the Uniform Transfers to Minors Act. Mr. McEvoy disclaims beneficial ownership of the 1,210 shares held as custodian for his children.

(12)
Excludes 2,931 shares with respect to which Mr. Sales has a vested right and shared voting power pursuant to our ESOP. Excludes 46,354 unvested restricted stock units.

(13)
Excludes 251 shares with respect to which Mr. Shanley has a vested right and shared voting power pursuant to our ESOP. Excludes 41,490 unvested restricted stock units.

(14)
All shares held by Mr. Sharkey as trustee of the Sharkey Family Trust.

(15)
All shares are held by Kivi Talo Holdings LLC of which Mr. Stotlar is the sole member. Mr. Stotlar disclaims beneficial ownership of the shares held by Kivi Talo Holdings LLC.

(16)
See notes 5 through 15, plus 11,998 shares held by other executive officers; excludes 416 shares and 1,764 shares with respect to which the other executive officers have a vested right and shared voting power pursuant to our ESOP and 401(k) Plan, respectively. Excludes 80,840 unvested restricted stock units.

66    2020 PROXY STATEMENT

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

PRINCIPLES OF CORPORATE GOVERNANCE

The Board of Directors has adopted Principles of Corporate Governance outlining the responsibilities of the Board. These Principles of Corporate Governance are posted on the Company's website at https://investor.rsac.com/corporate-governance-documents and are available in print to any stockholder who requests a copy from our Corporate Secretary at the address shown on the first page of this proxy statement. The Board's primary role is to represent the interests of the Company's stockholders in strategic and material decisions of the Company. Among the most important responsibilities are the determination of corporate policies, the identification and nomination of qualified independent directors, the selection and evaluation of the Chief Executive Officer, the ongoing review of the senior management team, planning for management succession and the determination of executive compensation. The Board also provides advice and guidance to management on a broad range of strategic decisions, including the review and approval of each acquisition and the annual capital expenditure budget, and annually reviews and approves management's succession plan. In addition, the Board reviews management's safety program and record.

SIZE AND COMPOSITION OF BOARD

The Board of Directors presently consists of eleven directors, nine of whom are independent. All directors are elected to serve a one-year term. Since Mr. Hannah is retiring and will not stand for re-election at the Annual Meeting of Stockholders in May 2021, the Board expects to reduce the size of the Board to ten members, of whom eight will be independent. The Board has adopted a policy that directors should not stand for re-election after reaching age 75.

ATTENDANCE AT MEETINGS

Board members are expected to attend each Board meeting and each meeting of any committee on which such Board member serves and are encouraged to attend the Company's Annual Meeting (including participating in the meeting virtually, in the case of this year's meeting). In addition, the Board annually will tour one or more of the Company's facilities and meet with local management of those facilities, as well as hold a strategic planning session. Due to COVID-19, in 2020 the Board was unable to tour one of the Company's operating facilities. During 2020, the Board of Directors met eight (8) times, including meetings held by conference telephone call. All directors attended 100% of the Board and committee meetings in 2020. All directors then serving on the Board attended the virtual Annual Meeting held in May 2020.

COMMUNICATING WITH THE BOARD

Stockholders or other interested parties may communicate with members of the Board of Directors individually or with the Board of Directors as a whole by sending a letter to the appropriate director or the Board in care of the Corporate Secretary of Reliance at the Company's corporate headquarters address appearing at the top of the first page of this proxy statement. All mail, other than trivial, obscene, unduly hostile, threatening, illegal or similarly unsuitable items, will be forwarded. Non-urgent items will be delivered to the directors at the next scheduled Board meeting. Mail addressed to a particular director will be forwarded or delivered to that director. Mail addressed to the "Board of

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Directors", "Outside Directors" or "Non-Employee Directors" will be forwarded or delivered to the non-executive Chairman.

PROXY ACCESS

The Company's proxy access bylaw provision permits a stockholder, or a group of up to 20 stockholders, owning at least three percent (3%) of the Company's outstanding common stock continuously for at least three years, to nominate and include in the Company's proxy statement director nominees for up to the greater of two directors or 25% of the number of directors then serving on the Board, subject to the terms and conditions specified in the Company's Bylaws. We did not receive any director nominations under our proxy access bylaw for the Annual Meeting.

CODE OF CONDUCT

Reliance has adopted a Code of Conduct, which includes a code of ethics, that applies to all directors, executive officers and senior management, including the Chief Executive Officer and President. Code of Conduct training is assigned to all new colleagues upon hire and to existing colleagues regularly. The Code of Conduct training includes a certification to confirm that colleagues are familiar with and agree to abide by the Code of Conduct and that they have reported, pursuant to the provisions of the Code of Conduct, any suspected or potential violations of law or Company policy.

Employees are required to report any conduct that they believe to be an actual or apparent violation of the Company's policies on business conduct. Retaliation against any employee who seeks advice, raises a concern, reports misconduct, or provides information in an investigation is strictly prohibited. Our Audit Committee has procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls, or auditing matters and to address for confidential and anonymous submissions by employees with concerns regarding questionable accounting or auditing matters.

In addition, the following documents are available on our website at https://investor.rsac.com/corporate-governance-documents and in print to any stockholder who requests them:

  •
  Company's Code of Conduct;

  •
  Anti-Bribery and Anti-Corruption Policy; and

  •
  U.S. Political Activity and Spending Practices Policy.

To facilitate the reporting of questionable accounting, internal accounting controls, or auditing matters, the Company has established an anonymous reporting hotline and website through which employees can submit complaints on a confidential and anonymous basis. The hotline and website are provided by an independent third-party and are available worldwide. These reports are confidential and anonymous. Procedures are in place to investigate all reports received by the hotline relating to questionable accounting, internal accounting controls, or auditing matters and to take corrective action, if necessary. The Audit Committee is notified of these reports at every quarterly committee meeting, or sooner, if necessary.

In the event Reliance amends or waives any of the provisions of the Code of Conduct applicable to our principal executive officer, principal financial officer or controller that relates to any element of the definition of "code of ethics" enumerated in Item 406(b) of Regulation S-K under the Securities Act of 1933, as amended, Reliance intends to disclose these actions on its website.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

BOARD COMMITTEES

The Board of Directors has authorized three standing committees:

  •
  the Audit Committee;

  •
  the Compensation Committee; and

  •
  the Nominating and Governance Committee.

The charters for each of these committees, as well as our Principles of Corporate Governance are available on our website at https://investor.rsac.com/corporate-governance-documents and are available in print to any stockholder who requests a copy from our Corporate Secretary at the address appearing at the top of the first page of this proxy statement. Each of these committees is composed of only independent directors and regularly reports to the Board as a whole.

Audit Committee.    The Audit Committee assists the Board in fulfilling the Board's oversight responsibilities over Reliance's financial reporting process and systems of internal controls, monitoring the independence, qualifications and performance of Reliance's independent registered public accounting firm and maintaining open communication between the Board and the independent registered public accounting firm, the internal auditors and financial management. The Audit Committee appoints and oversees the qualifications of the Company's independent registered public accounting firm. The Audit Committee confers formally with our independent registered public accounting firm, as well as with members of our management, our internal auditors and those employees performing internal accounting functions, to inquire as to the manner in which the respective responsibilities of these groups and individuals are being discharged. The Audit Committee annually reviews its Charter.

Each member of the Audit Committee is an independent director as defined in the listing standards for the New York Stock Exchange and as defined in the standards established by the Securities and Exchange Commission. The Board of Directors has determined that Ms. Anderson, the Chair of the Audit Committee since 2013, is an audit committee financial expert. Each of the other members of the Audit Committee, Ms. Baldwin and Ms. Colonias and Messrs. Kaminski and Stotlar, is financially literate. The Audit Committee regularly reports to the Board of Directors. The Audit Committee engages our independent registered public accounting firm and the Board of Directors as a whole ratifies such action. The Audit Committee reviews and approves the scope of the audit conducted by the independent registered public accounting firm of Reliance and pre-approves all audit and non-audit services provided by the independent registered public accounting firm, reviews the accounting principles being applied by Reliance in financial reporting and the adequacy of internal controls and financial accounting procedures. The Audit Committee oversees the Company's internal audit function and approves the compensation of the Director, Internal Audit and makes a recommendation to the Compensation Committee and the Board that they ratify such compensation. In 2020, the Audit Committee met nine times, and conferred by phone and email as needed.

Compensation Committee.    The Compensation Committee assists the Board in determining the compensation of the Company's corporate officers, including the NEOs, recommends to the Board annual and long-term compensation for the Company's corporate officers, including the NEOs, and prepares an annual report on its activities and determinations for inclusion in the Company's proxy statement in accordance with applicable rules and regulations. See "How We Make Decisions Regarding Executive Compensation" on page 47.

In addition to its role in determining the compensation of corporate officers of Reliance, the Compensation Committee administers our long-term incentive plans, including our Amended and Restated 2015 Incentive Award Plan, the SERP, and the Deferred Compensation Plan. The Compensation Committee has the authority to designate officers, directors or key employees eligible

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

to participate in the plans, to prescribe the terms of any equity award, to interpret the plans, to propose changes in the compensation policy and to make all other determinations for administering the plans and policies; provided that such determinations relating to corporate officers are subject to the approval of the independent directors of the Board. The Compensation Committee annually reviews its Charter.

Each member of the Compensation Committee is an independent director as defined in the listing standards for the New York Stock Exchange, including the additional independence criteria applicable to compensation committee members. Mr. Figueroa has served as Chair of the Compensation Committee since 2015. In 2020, the Compensation Committee met five times, and conferred by phone and email as needed.

Nominating and Governance Committee.    The primary role of the Nominating and Governance Committee is to represent the interests of our stockholders with respect to the evaluation and composition of our Board of Directors and each of its standing committees. The Nominating and Governance Committee develops and implements policies and processes regarding Board and corporate governance matters, assesses Board membership needs, makes recommendations regarding potential director candidates to the Board, administers the evaluation of Board and Committee performance, encourages director training and makes any recommendations to the full Board as needed to carry out its purpose. The Nominating and Governance Committee annually reviews the Company's Principles of Corporate Governance and its Charter. The Nominating and Governance Committee also regularly considers issues relating to the retirement, succession and compensation of directors.

Each member of the Nominating and Governance Committee is an independent director as defined in the listing standards for the New York Stock Exchange. Mr. Stotlar has served as the Chair of the Nominating and Governance Committee since 2018. The Nominating and Governance Committee recommends, and the Board has adopted, the Principles of Corporate Governance posted on our website at https://investor.rsac.com/corporate-governance-documents. In 2020, the Nominating and Governance Committee met three times, and conferred by phone and email as needed.

NOMINATION OF DIRECTORS

Nominations for the Board of Directors are made by the Nominating and Governance Committee and considered by the Board of Directors acting as a whole. The Nominating and Governance Committee has not adopted a specific policy regarding the consideration of director candidates recommended by stockholders, but seeks candidates by any method the Committee determines to be appropriate, including consideration of director candidates proposed by stockholders. Stockholders may propose director candidates for consideration by the Nominating and Governance Committee by sending a letter addressed to the Chair of the Nominating and Governance Committee in care of the Corporate Secretary of Reliance at the Company's corporate headquarters address appearing at the top of the first page of this proxy statement. Candidates recommended by stockholders are evaluated in the same manner by the Nominating and Governance Committee as candidates recommended by other parties.

THE ROLE OF THE BOARD OF DIRECTORS IN RISK ASSESSMENT

The Board of Directors as a whole has the responsibility to oversee risk assessment and regularly receives reports from members of senior management and Chairs of the Committees as to any material risk to the Company, including operational, financial, legal, or regulatory risks, succession issues or risks that could adversely impact the Company's reputation. The Audit Committee has taken the lead role in connection with the oversight of risks associated with or disclosable in the Company's financial statements and certain regulatory risks. The Audit Committee meets with the Company's independent registered public accounting firm in executive session (i.e., without management) on a quarterly basis

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and receives quarterly updates directly from the Company's Vice President, Enterprise Risk and Director, Internal Audit. The Audit Committee conducts an annual discussion regarding potential risks to the Company from a financial reporting and regulatory standpoint, with input from the Company's financial management, the Vice President, Enterprise Risk, the internal audit team, in-house counsel and the Company's independent registered public accounting firm. In addition, the Audit Committee regularly reviews the Company's assessment of cybersecurity threats and risk, data security programs and information technology risks and potential breach incidents with management, including the Company's Chief Information Officer.

To the extent that a risk arises within the purview of our Nominating and Governance Committee or the Compensation Committee, management reports to the applicable Committee. The Chair of the appropriate Committee then reports to the Board as a whole as to any material risks and the evaluation or mitigation of those risks after any appropriate investigation and discussions with management and any outside counsel or consultant who may be invited to discuss the issue.

In the Board's executive sessions, the non-executive Chairman regularly holds a general discussion of potential and actual risks. The Chairman of the Board conducts the meetings and administers the activities of the Board, and facilitates communication between management and the Board. In addition, the Chairman makes the final determination of the Board's agenda. The Company's Chief Executive Officer, President, Chief Financial Officer, certain of its Executive and Senior Vice Presidents, and General Counsel all regularly attend the meetings of the Board of Directors and are available to discuss any material risk with the Board or any Committee. In addition, these officers regularly report to the Board of Directors on any risks of which they become aware. To the extent that the Board desires it or the risk warrants it, other Company personnel may be asked to prepare and present a report to the Board and outside counsel or an appropriate consultant may be invited to discuss the issue at a Board meeting. The Company believes that these procedures enable the Board to promptly and adequately assess risks that may have a material impact on the Company and to oversee any mitigation to the extent the Board deems it to be appropriate.

RISKS RELATED TO COMPENSATION PLANS

Our Compensation Committee has concluded that the Company's various compensation plans do not encourage excessive or inappropriate risk taking or create any risk that is reasonably likely to have a material adverse effect on the Company. Each year our Compensation Committee reviews the Company's existing compensation plans and policies for the NEOs and corporate officers to ensure that they continue to support the Company's objectives and enhance stockholder value, including to the extent there have been any changes to the Company's risk profile.

Throughout our Company, compensation of our management and key employees is structured with the same elements as for our NEOs:

  •
  base salary,

  •
  performance-based cash incentive awards,

  •
  equity compensation, and

  •
  a retirement benefit.

Sales personnel generally are also paid commissions on the gross profit from sales from their particular geographic territory or location as well as a base salary. Our cash incentive plans for local management teams provide variable compensation and are performance-based programs triggered by various financial and operational measures, including most commonly pretax income return on manageable assets, gross profit, inventory turn, credit performance and other similar performance standards tailored to the job responsibilities of the individual employee and the results of the business unit or subsidiary for

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

which the individual works. These plans generally place a maximum or cap on the amounts payable under the plans, which we believe mitigates excessive risk taking. From time to time, discretionary bonuses may be awarded to individual employees based upon that individual's performance and contribution to the results of the business unit, subsidiary or the Company as a whole. Our senior management reviews compensation paid to division managers, subsidiary officers and key employees, and our Compensation Committee and the Board of Directors approves all grants of restricted stock units.

The NEOs are entitled to performance-based incentive cash awards only if the Company's performance meets certain thresholds. Performance-based restricted stock unit awards granted to NEOs and other key employees are subject to forfeiture if performance criteria are not met at the end of the three-year performance period. The Compensation Committee believes that having multiple performance awards over multiple periods will reduce the likelihood of excessive risk taking. See "Compensation Discussion and Analysis" above for a discussion of our executive compensation program, including our performance-based awards. Moreover, the Compensation Committee, to further reduce the possibility of excessive risk taking, adopted a clawback and recoupment policy that requires all or a portion of the NEOs' incentive cash awards or restricted stock unit awards to be returned to the Company if the financial statements are restated or there is a material adverse change in the factors underlying the performance criteria. To encourage retention of key employees, a portion of restricted stock unit awards will vest only if the individual continues to be employed by the Company or an affiliate until the end of the performance period.

The nature of our business limits potential risk of the actions of individual employees and individual transactions. Our primary business is to serve customers by providing quick delivery, metals processing and inventory management services, principally for small orders. Our metals service centers wrote and delivered over 4,603,000 orders during 2020 or an average of 18,190 per business day, with an average price of $1,910 per order. We believe that our focus on small orders with quick turnaround differentiates us from many of the other large metals service center companies and allows us to provide better service to our customers, and that it also mitigates excessive risk taking. It is uncommon for our operating units to enter into a material contract or agreement, and, on those occasions when a material contract is being considered, senior management is involved. Further, given the internal processes and controls that we have in place, it would be difficult for any individual or group of individuals to manipulate the results of their operating unit in a manner that would have a material effect on the Company's consolidated results.

EXECUTIVE SESSIONS AND THE INDEPENDENT, NON-EXECUTIVE CHAIRMAN

Non-management directors meet regularly in executive sessions without management. "Non-management" directors are all those who are not Company officers or employees and include directors, if any, who are not "independent" by virtue of the existence of a material relationship with the Company, former status or family relationship or for any other reason. Executive sessions are led by the non-executive Chairman. An executive session is held immediately prior to each regularly scheduled quarterly Board meeting and other sessions may be called by the non-executive Chairman in his own discretion or at the request of the Board.

Mr. Kaminski was elected Lead Director by the independent directors in January 2015. In July 2016, Mr. Kaminski was elected the independent, non-executive Chairman by the independent directors. Consistent with our Principles of Corporate Governance, the Board currently does not have a lead independent director because the Chairman is an independent director. The Board believes that having an independent director serve as the non-executive Chairman of the Board is the appropriate leadership structure for our Company at this time because it allows our Chief Executive Officer to focus on executing our Company's strategic plan and managing our operations and performance, while

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allowing the Chairman of the Board to focus on the effectiveness of the Board and provide independent oversight of our senior management team.

DIRECTOR INDEPENDENCE

Other than Mr. Hoffman who is our Chief Executive Officer, Mrs. Lewis who is our President, the Board has determined that no director has any material relationship with the Company nor is any director affiliated with any entity or person who has a material relationship with the Company. The Board has determined that Ms. Anderson, Ms. Baldwin, Ms. Colonias, Mr. Figueroa, Mr. Kaminski, Mr. McEvoy, Mr. Sharkey and Mr. Stotlar each qualify as independent directors under New York Stock Exchange rules. In making this determination, the Board reviewed and considered information provided by the directors and the Company with regard to each director's business and personal activities as they may relate to the Company and to the Company's management.

DIRECTOR QUALIFICATIONS

The Nominating and Governance Committee is responsible for assessing membership needs for the Board of Directors, identifying individuals qualified to become Board members, making recommendations regarding potential director candidates to the Board of Directors and administering the evaluation of the Board and Committee performance, among other things. The Nominating and Governance Committee regularly reviews the composition of the Board and of each of the Board's Committees. The Nominating and Governance Committee strives to maintain an independent, balanced and diverse Board with directors who have appropriate backgrounds, skills and characteristics to complement one another. The Committee reviews management experience, general business knowledge, and specific skills or expertise, such as finance, value-added wholesaling, technology, business law, and marketing. The Committee encourages all directors to take director training courses in order to keep current on issues facing boards of directors. Certain characteristics or attributes are sought in all Board members, including integrity, strong professional reputation, a record of achievement, constructive and collegial personal attributes, and the ability and willingness to devote sufficient time and energy to serve on our Board. The Nominating and Governance Committee and the Board of Directors believe that the current Board members meet these criteria and understand what factors result in the Company outperforming its industry peers. The Company desires to have directors who will commit a substantial amount of time to serving on the Board to ensure a greater understanding of the Company's business and culture and to provide continuity and stability to the Board. Reliance recognizes the value of diversity. Although the Board does not have a formal diversity policy, it believes that diversity is an important factor in determining the composition of the Board and considers it in making nominee recommendations.

Since 2015, the Board of Directors has added four new independent directors. The addition of each of Lisa L. Baldwin, Karen W. Colonias, Robert A. McEvoy and Douglas W. Stotlar is reflective of the principles underlying the Board's succession planning and their appointments followed a robust and extensive director search process aligned with the Board of Directors' self-evaluation process and adherence to the commitments made in the Principles of Corporate Governance. These commitments included prioritizing experience relevant to the Company's strategy and business, ensuring that candidates with a diversity of race, age, ethnicity and gender are included in each pool of candidates from which Board of Directors nominees are chosen, and including potential candidates from varied backgrounds, including going beyond the traditional former CEO corporate background as a required criteria for new candidates. The Company will continue to evaluate board composition and opportunities to strengthen the Board of Directors.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

DIRECTOR STOCK OWNERSHIP REQUIREMENTS

Directors are required to own shares of the Company's common stock having a market value at least equal to $520,000; provided, that directors shall have a period of five years to acquire and begin maintaining that amount of the Company's common stock. All of the directors are in compliance with their stock ownership requirements or are on their way to becoming compliant within five years of the date of appointment.

STOCKHOLDER ENGAGEMENT

To maintain our strong corporate governance practices and ensure that we regularly receive stockholder feedback, we must engage with investors. Throughout the year, we seek opportunities to connect with our investors to gain and share valuable insights into current and emerging global governance trends and the Company's corporate governance policies and practices.

Management conducts extensive engagements with key stockholders. Officers participating in these engagements include our Chief Executive Officer, our President and our Chief Financial Officer. In 2020, we had discussions with stockholders holding in excess of 21% of our outstanding shares of common stock in the aggregate. These engagements include discussions about governance, compensation, sustainability and safety, as well as financial and operational matters, to ensure that management and the Board understand and address the issues that are important to our stockholders. The Board oversees the discharge by management of stockholder communication and engagement and receives regular reports on stockholder comments and feedback. The Board encourages dialogue on issues of interest to stockholders.

74    2020 PROXY STATEMENT

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As of the date of this proxy statement, the Compensation Committee consisted of Ms. Baldwin and Ms. Colonias and Messrs. Figueroa (Chair), McEvoy and Sharkey. During 2020 and as of the date of this proxy statement, none of the members of the Compensation Committee was or is an officer or employee of Reliance, and no executive officer of the Company served or serves on the compensation committee or board of any company that employed or employs any member of Reliance's Compensation Committee or Board of Directors.

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AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors in fulfilling the Board's oversight responsibilities over our financial reporting process and systems of internal controls, monitoring the independence, qualifications and performance of our independent registered public accounting firm and the performance of our internal auditors, and maintaining open communication between the Board and the independent registered public accounting firm, the internal auditors, and financial management and has taken a lead role in financial risk assessment. During 2020, the Audit Committee, which is composed entirely of independent, non-employee directors, met nine times.

The Audit Committee operates under a written Charter adopted by the Board that outlines its responsibilities and the practices it follows. The Audit Committee reviews and assesses the adequacy of the Charter at least annually and, when appropriate, recommends changes to the Board.

In fulfilling its responsibilities under the Charter, the Audit Committee reviewed and discussed our audited financial statements for 2020 with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission. The Audit Committee also reviewed the written disclosures and the letter from the independent registered public accounting firm required by professional standards regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm its independence from management and Reliance. The Audit Committee has also considered the compatibility of non-audit services rendered by our independent registered public accounting firm with its independence. The Audit Committee approved all fees paid to the independent registered public accounting firm for audit and non-audit services.

In reliance on the reviews and discussions outlined above, the Audit Committee recommended to the Board of Directors (and the Board subsequently approved the recommendation) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the Securities and Exchange Commission. The Audit Committee also evaluated and selected KPMG LLP as the Company's independent registered public accounting firm for 2021. This selection was ratified by the Board of Directors.

April 8, 2021

Sarah J. Anderson, Chair Mark V. Kaminski	Lisa L. Baldwin Douglas W. Stotlar	Karen W. Colonias

76    2020 PROXY STATEMENT

RELATED PERSON TRANSACTIONS AND INDEMNIFICATION

We currently employ two individuals—Matthew Hannah and Grant Hoffman—who are immediate family members of executive officers and/or directors and whose individual aggregate compensation and benefits paid by the Company in 2020 exceeded $120,000. Each of these employees is compensated in a manner consistent with our employment and compensation policies applicable to all employees.

Director Karen W. Colonias serves as the President and Chief Executive Officer of SSD. Subsidiaries of the Company conducted approximately $910,000 in transactions with SSD in 2020. Reliance believes that these were ordinary commercial transactions and were made at arm's-length.

The Board of Directors has reviewed and ratified these transactions under the standards described below.

Except as set forth above, since January 1, 2020, there have been no related person transactions with any director or executive officer of the Company or any other related person, as defined in Rule 404 under Regulation S-K promulgated under the Securities Act of 1933, as amended, and none is proposed. Our policies and procedures with respect to the review of any proposed transactions are evidenced in the Company's Code of Conduct, which requires that all material facts be disclosed to the full Board of Directors (or in the case of non-director employees, to corporate officers) and then all disinterested persons will review and consider what, if any, actions need to be taken. The Company's Principles of Corporate Governance require directors to report any matter that conflicts with the interests of the Company or gives the appearance of a conflict immediately to the Chairman of the Board and the Chair of the Nominating and Governance Committee for the matter to be evaluated with respect to the continued appropriateness of such director's Board membership, and any personal interest a director has in a matter before the Board must be disclosed to the Board and such director must excuse himself or herself from participation in the discussion and shall not vote on the matter. Furthermore, pursuant to its Charter, the Audit Committee conducts an annual review of any related person transactions for potential conflicts of interest.

We indemnify our directors and our officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to Reliance. Our Bylaws require indemnification, and we have also entered into agreements with those individuals contractually obligating us to provide this indemnification to them.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE 2022 ANNUAL MEETING

We must receive any stockholder proposals intended to be presented at the 2022 Annual Meeting and included in our proxy materials relating to such meeting no later than December 9, 2021. If a stockholder proposal intended to be presented at the 2022 Annual Meeting and included in our proxy materials is not received by the Company on or before December 9, 2021, it will be deemed to be untimely.

Any stockholder proposals intended to be presented at the 2022 Annual Meeting but not submitted for inclusion in our proxy materials relating to such meeting must be received no earlier than January 19, 2022 and no later than February 18, 2022. Any such stockholder proposals submitted without a properly completed timely notice in accordance with the Bylaws will be deemed untimely and not properly submitted under the Bylaws.

RELIANCE STEEL & ALUMINUM CO.    77

The Company's Bylaws permit a stockholder (or group of stockholders (up to 20)) who has owned a significant amount of Reliance common stock (at least 3%) for a significant amount of time (at least three years) to submit director nominees (the greater of two or up to 25% of the Board) for inclusion in the Company's proxy statement if the stockholder(s) and the nominee(s) satisfy the requirements specified in the Company's Bylaws. Director nominations under the Company's proxy access bylaw for the Company's 2022 Annual Meeting must be received no earlier than November 9, 2021 and no later than December 9, 2021. Any such proxy access director nominations submitted without the required notice and required information will be deemed untimely and not properly submitted under the Company's Bylaws.

Stockholder proposals and director nominations must be addressed to the Corporate Secretary at the Company's corporate headquarters address appearing at the top of the first page of this proxy statement. Notices and submissions must include the information required by the Company's Bylaws, which are available without charge upon written request to the Corporate Secretary. Failure to comply with our procedures and deadlines may preclude presentation of your proposal at our 2022 Annual Meeting.

STOCKHOLDERS SHARING THE SAME ADDRESS

In accordance with notices that we sent to certain stockholders, we are sending only one copy of our annual report and proxy statement to stockholders who share the same last name and address, unless they have notified us that they want to continue receiving multiple copies. This practice, known as "householding," is designed to reduce duplicate mailings and printing and postage costs. However, if any stockholder residing at such address wishes to receive a separate annual report or proxy statement, he or she may so notify the Corporate Secretary at the Company's corporate headquarters address or phone number appearing at the top of the first page of this proxy statement and we will promptly send such stockholder the requested materials, and we will send such stockholder separate materials for future meetings. If you are receiving multiple copies of the annual report and proxy statement, you can request householding by contacting the Corporate Secretary at the Company's corporate headquarters address appearing at the top of the first page of this proxy statement.

ANNUAL REPORT

Reliance will furnish without charge to any stockholder, upon written request directed to the Corporate Secretary of Reliance at its address appearing at the top of the first page of this proxy statement, a copy of its most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

By Order of the Board of Directors,

William A. Smith II
Corporate Secretary

Los Angeles, California
April 8, 2021

78    2020 PROXY STATEMENT

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 18, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. RELIANCE STEEL & ALUMINUM CO. 350 SOUTH GRAND AVENUE SUITE 5100 LOS ANGELES, CA 90071 During The Meeting - Go to www.virtualshareholdermeeting.com/RS2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 18, 2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D36736-P52745 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. RELIANCE STEEL & ALUMINUM CO. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL THE NOMINEES LISTED IN PROPOSAL 1. 1. Election of Directors Nominees: For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1a. Sarah J. Anderson THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 2 AND 3. For Against Abstain ! ! ! 1b. Lisa L. Baldwin 2. To consider a non-binding, advisory vote to approve the compensation of the Company’s named executive officers. 1c. Karen W. Colonias ! ! ! 1d. John G. Figueroa 3. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2021. 1e. James D. Hoffman Note: Such other business, if any, as properly comes before the meeting or any adjournment thereof. 1f. Mark V. Kaminski These items of business are more fully described in the accompanying proxy statement. 1g. Karla R. Lewis 1h. Robert A. McEvoy 1i. Andrew G. Sharkey, III 1j. Douglas W. Stotlar Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com. D36737-P52745 RELIANCE STEEL & ALUMINUM CO. Proxy Solicited on Behalf of the Board of Directors of the Company for the Annual Meeting of Stockholders on May 19, 2021 The undersigned hereby constitutes and appoints Arthur Ajemyan and William A. Smith II, and each of them, his or her true and lawful agents and proxies with full power of substitution in each to represent the undersigned at the Annual Meeting of Stockholders of RELIANCE STEEL & ALUMINUM CO. to be held at 10:00 a.m. PDT on Wednesday, May 19, 2021, electronically via live webcast accessible at www.virtualshareholdermeeting.com/RS2021, and at any adjournments thereof, on all matters coming before said meeting. You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE) but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Board of Directors recommends voting FOR all Nominees in item 1, FOR items 2 and 3 and in the discretion of the proxies with respect to any other business that may properly come before the meeting (and any adjournment or postponement thereof). The proxyholders cannot vote the shares unless you sign and return this card. (Continued and to be signed on reverse side)

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 16, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. RELIANCE STEEL & ALUMINUM CO. 350 SOUTH GRAND AVENUE SUITE 5100 LOS ANGELES, CA 90071 During The Meeting - Go to www.virtualshareholdermeeting.com/RS2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 16, 2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D36738-P52745 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. RELIANCE STEEL & ALUMINUM CO. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL THE NOMINEES LISTED IN PROPOSAL 1. 1. Election of Directors For Against Abstain Nominees: ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1a. Sarah J. Anderson THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 2 AND 3. For Against Abstain ! ! ! 1b. Lisa L. Baldwin 2. To consider a non-binding, advisory vote to approve the compensation of the Company’s named executive officers. 1c. Karen W. Colonias ! ! ! 1d. John G. Figueroa 3. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2021. 1e. James D. Hoffman Note: Such other business, if any, as properly comes before the meeting or any adjournment thereof. 1f. Mark V. Kaminski 1g. Karla R. Lewis These items of business are more fully described in the accompanying proxy statement. 1h. Robert A. McEvoy 1i. Andrew G. Sharkey, III 1j. Douglas W. Stotlar Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com. D36739-P52745 RELIANCE STEEL & ALUMINUM CO. Proxy Solicited on Behalf of the Board of Directors of the Company for the Annual Meeting of Stockholders on May 19, 2021 The undersigned hereby (i) constitutes and appoints, and/or (ii) instructs U.S. Bank, N.A., as trustee of the Employee Stock Ownership Plan, to appoint, and/or (iii) instructs Fidelity Management Trust Company, as trustee of the Reliance Steel & Aluminum Co. Master 401(k) Plan and the Precision Strip Retirement and Savings Plan, to appoint, Arthur Ajemyan and William A. Smith II, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of RELIANCE STEEL & ALUMINUM CO. to be held at 10:00 a.m. PDT on Wednesday, May 19, 2021, electronically via live webcast accessible at www.virtualshareholdermeeting.com/RS2021, and at any adjournments thereof, on all matters coming before said meeting. You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE) but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Board of Directors recommends voting FOR all Nominees in item 1, FOR items 2 and 3 and in the discretion of the proxies with respect to any other business that may properly come before the meeting (and any adjournment or postponement thereof). The proxyholders cannot vote the shares unless you sign and return this card. (Continued and to be signed on reverse side)